UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
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☒Definitive Proxy Statement
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☐Soliciting Material Pursuant to §240.14a-12

AFFILIATED MANAGERS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒No fee required
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☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11
AFFILIATED MANAGERS GROUP, INC.
1001 U.S. Highway One North
Jupiter, Florida 33477

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 27, 2026

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Affiliated Managers
Group, Inc. (the “Company”) will be held on May 27, 2026, at 9:00 a.m. Eastern Daylight Time at the Company’s office at 600 Hale
Street, Prides Crossing, Massachusetts 01965, for the following purposes:
1.To elect seven directors of the Company to serve until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.
2.To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers.
3.To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year.
4.To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.
This year, we have again reduced our environmental impact by providing proxy materials to you online pursuant to Securities and Exchange Commission rules. On or about April 17, 2026, we will mail to our stockholders a Notice of Internet Availability of
Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and our 2025 Annual Report on Form
10-K online. The Notice, which cannot itself be used to vote your shares, also provides instructions on how to vote online and how to request a paper copy of the proxy materials, if you so desire. Whether you receive the Notice or paper copies of our proxy materials, the Proxy Statement and 2025 Annual Report on Form 10-K are available to you at www.proxyvote.com.
The Company’s Board of Directors fixed the close of business on April 6, 2026 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Your vote is very important. Please carefully review the Proxy Statement and submit your proxy online, by telephone, or by mail, whether or not you plan to attend the Annual Meeting. If you hold your shares in street name through a broker, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors.

Kavita Padiyar
General Counsel and Corporate Secretary
Jupiter, Florida
April 17, 2026

AFFILIATED MANAGERS GROUP, INC.
1001 U.S. Highway One North
Jupiter, Florida 33477

PROXY STATEMENT

FOR 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 27, 2026
April 17, 2026
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Affiliated Managers Group,
Inc. (“AMG,” the “Company,” “we,” “us,” or “our”) for use at our 2026 Annual Meeting of Stockholders to be held on May 27, 2026, at 9:00
a.m. Eastern Daylight Time at the Company’s office at 600 Hale Street, Prides Crossing, Massachusetts 01965 and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, stockholders will be asked to elect seven directors; approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers (as defined in the “Executive Compensation
Tables” section of this Proxy Statement); ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the current fiscal year; and consider and act upon any other matters properly brought before them.
Important Notice Regarding the Availability of Proxy Materials. This year, we have again reduced our environmental impact by providing proxy materials to you online in accordance with Securities and Exchange Commission (“SEC”) rules. On or about April 17, 2026, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our 2025 Annual Report on Form 10-K online. The Notice, which cannot itself be used to vote your shares, also provides instructions on how to vote online and how to request a paper copy of the proxy materials, if you so desire. Whether you received the Notice or paper copies of our proxy materials, the Proxy Statement and 2025 Annual Report on Form 10-K are available to you at
www.proxyvote.com.
Stockholders of record of the Company’s common stock at the close of business on the record date of April 6, 2026 will be entitled to notice of the Annual Meeting and to one vote per share on each matter presented at the Annual Meeting. As of the record date, there were
26,554,106 shares of common stock outstanding and entitled to vote at the Annual Meeting.
The presence, in person or by proxy, of holders of at least a majority of the total number of shares of common stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting.
Abstentions and broker non-votes, if any, will be counted as present and entitled to vote for purposes of establishing a quorum.
A “broker non-vote” is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.
Brokers have the discretion to vote their clients’ proxies only on matters deemed “routine” by the New York Stock Exchange (“NYSE”).
At this year’s Annual Meeting, the election of directors (Proposal 1) and the advisory vote on executive compensation
(Proposal 2) are non-routine matters, and only the ratification of our auditors (Proposal 3) is a routine matter. It is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board of Directors.
Stockholders are requested to submit a proxy online or by telephone, or by returning a completed, signed, and dated proxy card or voting instruction form. If you vote online or by telephone, you should not return a proxy card or voting instruction form. Shares represented by a properly submitted proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed by the proxy. If a properly executed proxy or voting instruction form is submitted without any instructions indicated, the proxy will be voted FOR the election of each of the nominees for director, FOR the approval of the advisory vote on executive compensation, and
FOR the ratification of the selection of PwC as our independent registered public accounting firm for the current fiscal year. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders on such other matters.
A stockholder of record may revoke a proxy at any time before it has been voted by filing a written revocation with the Corporate
Secretary of the Company at the Company’s principal executive office at 1001 U.S. Highway One North, Jupiter, Florida 33477, by
submitting a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. A stockholder of record who voted online or by telephone may also change his or her vote with a timely and valid later online or telephone vote. Any stockholder of record as of the record date may attend the Annual Meeting whether or not a proxy has previously been given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. If you hold your shares in street name and would like to change your voting instructions, please follow the instructions provided to you by your broker, bank, or other intermediary.
A stockholder may vote in person at the Annual Meeting upon presenting picture identification and any one of the following: an account statement, the Notice, or a proxy card. If you hold your shares in street name, you will need to obtain a proxy from your bank or broker in order to vote in person, and you must bring a brokerage statement or letter from your broker, bank, or other intermediary reflecting stock ownership, along with picture identification. The address of the Company’s office in Prides Crossing, Massachusetts is set forth above for stockholders who plan to vote in person at the Annual Meeting.

PROXY STATEMENT SUMMARY
This summary highlights certain information from our Proxy Statement for the 2026 Annual Meeting of Stockholders. You
should read the entire Proxy Statement carefully before voting. Certain statements in this Proxy Statement are forward-looking statements. See “Forward-Looking Statements.”

2026 Annual Meeting of Stockholders
Meeting Information	Agenda Items	Recommendation	Additional Detail
May 27, 2026 9:00 a.m. Eastern Daylight Time Affiliated Managers Group, Inc. 600 Hale Street Prides Crossing, Massachusetts 01965	Proposal 1—Election of Directors	FOR each Nominee	Page 12
	Proposal 2—Advisory Vote to Approve Executive Compensation (Say-on-Pay)	FOR	Page 51
	Proposal 3—Ratification of the Selection of Independent Registered Public Accounting Firm	FOR	Page 52

Company Overview

AMG is a strategic partner to leading independent investment firms globally. Our strategy is to generate long-term value by investing in high-quality independent partner-owned firms, which we refer to as “Affiliates,” through a proven partnership approach, and allocating resources across our unique opportunity set to the areas of highest growth and return. With their entrepreneurial, investment-centric cultures and deep alignment of interests with clients through direct equity ownership by firm principals, independent firms have fundamental competitive advantages in offering unique return streams to the marketplace. AMG’s distinctive partnership approach magnifies the existing advantages of our independent Affiliates and actively supports their ongoing independence and ownership culture. Our innovative model enables each Affiliate’s management team to retain autonomy and significant equity ownership in their firm, while they leverage our strategic capabilities and insight, including access to growth capital, product strategy and distribution through our capital formation capabilities, succession planning, and strategic advisory, to expand their reach, diversify their businesses, and enhance their long-term success.

2025 Performance Summary

AMG achieved outstanding results in 2025, realizing 22% growth in annual Economic earnings per share relative to the previous year, and generating record net inflows into alternative strategies — reflecting the positive impact of our strategic execution during
2025 and in previous years, and our capital allocation discipline across both growth investments and capital return to shareholders through share repurchases. In 2025, in line with our strategy, AMG closed on four new partnerships with firms operating in areas of secular demand, and after year-end, AMG closed on two additional new Affiliate partnerships as well as an incremental investment in our highly successful Affiliate of seven years, Garda Capital Partners. We also continued to focus on investing AMG’s capital and resources in and alongside our Affiliates, especially in collaboration with our Affiliate partners to develop innovative products well-
aligned with client demand trends — most notably, alternative strategies for the U.S. wealth marketplace. In addition, we further enhanced and simplified AMG’s balance sheet, while also returning significant excess capital to shareholders through share repurchases. We continue to focus on strategically evolving AMG’s business to expand the Company’s exposure to long-term secular growth areas, and exercising ongoing discipline in allocating capital to generate long-term earnings growth and shareholder value creation.

Economic Earnings per Share
$13.30
$18.05
$20.02
$19.48
$21.36
$26.05
2020
2021
2022
2023
2024
2025

GAAP Earnings per Share

$4.33
$13.05
$25.35
$17.42
$15.13
$22.74
2020
2021
2022
2023
2024
2025

$14.521
$14.001
$13.521

•Economic earnings per share (“EEPS”) of $26.05 grew +22%
relative to the prior year primarily driven by strong organic growth, the impact of new investments, and share repurchase
activity, with a CAGR of +14% since 2020
•GAAP Earnings per share (diluted) of $22.74, grew +50% relative to the prior year
•Adjusted EBITDA of $1,076.8 million grew +11% relative to prior year primarily driven by strong organic growth and impact of new investments, and a CAGR of +6% since 2020
1.Reflects adjustments to exclude $11.83, $2.90, and $8.74 GAAP earnings per share (diluted) for FY 2022, FY 2023, and FY 2025, respectively, as a result of Affiliate transaction gains, net of taxes. For additional information, see AMG’s 2024 and 2025 Annual Reports on
Form 10-K.
Additional information on non-GAAP financial performance measures, including reconciliations to the most directly comparable GAAP measure, can be found in AMG’s 2024 and 2025 Annual Reports on Form 10-K (or, with respect to amounts above for 2020 and 2021, AMG's Quarterly Report on
Form 10-Q for the quarter ended March 31, 2023) under “Supplemental Financial Performance Measures.”

2025 Performance Summary (cont.)

Stockholder Return and Relative Earnings Growth
AMG stock return has significantly outperformed that
of the Peer Group over the 5-year period ended
December 31, 2025
•Over the 5-year period, AMG stock increased +183%,
well ahead of the Peer Group median return of +49%;
this growth reflected EEPS and organic growth
momentum, and the positive impact of AMG’s growth and
capital allocation strategy
•On a 1-year basis, AMG stock increased +56%,
significantly outperforming the Peer Group median return
of +7%

Executing on AMG Growth Strategy
With management’s ongoing focus on strategically
evolving AMG’s business, AUM in alternative
investments increased 35% in 2025, primarily through
organic growth as well as the addition of new Affiliates.
Since 2019, AMG’s executive team has reshaped our
business profile, increasing the earnings contribution
from high-growth alternative strategies from ~35% to
~55% of Adjusted EBITDA, resulting in accelerating
earnings growth, particularly due to the strong organic
growth of these strategies
•In 2025, AMG achieved record net inflows in alternative
strategies of $74 billion, reflecting strong demand for
liquid alternative strategies and ongoing fundraising in
private markets
–Liquid alternative net inflows of approximately $51
billion, representing a 36% annualized organic growth
rate, were primarily driven by strong demand among
U.S. wealth clients for tax-aware solutions
–Private markets fundraising of approximately $24
billion, representing an 18% annualized organic
growth rate, was primarily driven by fundraising
momentum at Pantheon and other Affiliates
•In 2025, AMG entered into four partnerships with new
Affiliates operating in high-growth areas of strategic
focus: NorthBridge Partners, Verition Fund Management,
Montefiore Investment, and Qualitas Energy
–Following year-end, AMG closed investments in BBH
Credit Partners and HighBrook Investors, in addition to
completing an incremental investment in Garda
Capital Partners
•AMG has been one of the most active investors in
independent investment firms over the last several years,
reflecting ongoing demand among prospective Affiliates
for AMG’s unique and broad array of partnership
solutions for independent firms, the strength of AMG’s
existing long-term proprietary relationships with these
prospective Affiliates, and our reputation as a strategic
partner, built through a track record of successful
partnerships spanning more than three decades

Disciplined Capital Allocation: Affiliate Investments, Capital Return, and Enhanced Balance Sheet
Returned approximately $700 million in capital to
stockholders in 2025, while maintaining strong and
flexible balance sheet
•Excess capital used to further reduce shares outstanding
by approximately 9% in 2025 and approximately 42%
since the end of 2019
•Redeemed and settled conversions relating to the 5.15%
junior convertible trust preferred securities due 2037 and
refinanced through the issuance of $425 million in 10-
year institutional bonds, simplifying AMG’s capital
structure and removing the associated share count
dilution; separately paid down $350 million in maturing
senior debt

5-Year AMG Stock Performance
Adjusted EBITDA ($mm)

2020
2025
Alternatives
Differentiated Long-Only Strategies

$1,077
$795
Alternatives
contribution
increased from
~35% to ~55%
Additional information on this non-GAAP financial performance measure, including a reconciliation to the most directly comparable GAAP measure, can be found in AMG's 2025 Annual Report on Form 10-K (or, with respect to amounts above for 2020, AMG's Quarterly Report on Form 10-Q for the quarter ended
March 31, 2023) under “Supplemental Financial Performance Measures.”
Organic Growth
Firmwide
Alternatives
Share Count Reduction

49.1
45.3
41.8
39.2
35.4
31.5
28.7
2019
2020
2021
2022
2023
2024
2025

42% reduction in shares outstanding
Reflects average shares outstanding (adjusted diluted), in millions, as of fourth quarter of each year.

Governance Highlights

Highly Independent and Skilled Board
•All Board committees composed entirely of independent directors
•The CEO is the only non-independent director
•Directors bring a wide array of qualifications, skills, and attributes to
AMG’s Board; see “Director Nominee Experience and Skills
Overview” on page 14
•50% of independent director nominees are women, with three women nominated to serve on the Board •50% of independent director nominees are ethnic minorities

Non-Executive, Independent Board Chair	•Transitioned to a non-executive, independent Board Chair in 2020; structure provides effective checks and balances to ensure the exercise of independent judgment by the Board	•Current Board Chair is an independent director with experience serving on all AMG committees

Significant Board Refreshment
•Five of the six independent director nominees are new since 2021, including new independent director appointments in each of 2023,
2024, 2025, and 2026
•Average director nominee age of 61; average tenure of 4 years
•New Chairs of two Board committees in 2025, and all three committees since 2024 •Experienced independent directors in leadership roles

Director Accountability, Development, and Engagement
•99% average director attendance rate at all Board and committee meetings in 2025
•Comprehensive orientation for new directors; ongoing development programs, with additional training for directors in new leadership roles
•Annual Board and committee self-evaluations and individual director assessments •Annual election of directors at majority vote standard (no staggered board)

No Overboarding	•Nominating and Governance Committee assesses director time commitments in reviewing nominee candidates •Formal overboarding policy adopted in 2024	•Only one director nominee serves on additional public company boards (none serves on more than two other such boards); in compliance with AMG’s policy

Active Shareholder Engagement	•Active engagement, with regular shareholder outreach •Strong track record of integration of shareholder feedback into corporate governance practices and compensation program design over many years	•In 2025 and 2026 YTD, AMG engaged the majority of large shareholders on topics including corporate strategy, governance and responsibility, and executive compensation

Strong Shareholder Alignment: Policies and Initiatives
•Equity Ownership Guidelines require 10x annual base salary for
CEO (7x for other NEOs) and 5x annual base fees for independent directors; CEO and other NEOs are subject to an additional Equity
Holding Policy described on page 28
•AMG’s directors and executives have collectively purchased more than 115,000 shares in the open market since 2019, totaling
approximately $12.5 million in notional value at time of purchase, inclusive of 4,905 shares purchased by AMG’s most recently
appointed director prior to joining the Board

•CEO currently holds 570,935 shares, or 2.2%, of AMG stock,
significantly exceeding the required level
•Senior management (exclusive of shares held by the CEO)
held 842,149 shares, or 3.2%, of AMG stock, as of
December 31, 2025
•Ownership by the CEO, senior management, and
independent directors collectively has more than doubled
over the last 3 years

Insider Share Ownership
CEO
Senior Management (ex. CEO)
Senior Management and Directors
+110%
+146%
+73%
1.0%
1.5%
2.0%
1.0%
1.9%
3.2%
2.0%
3.4%
5.3%
Reflects beneficial ownership of AMG’s common stock as of December 31, 2023, 2024, and 2025. Data for “Senior Management”
reflects ownership by AMG’s executive officers, and other members of the senior leadership team (employed as of April 1, 2026) for such years, exclusive of shares held by the CEO. Data for “Senior Management and Directors” reflects ownership by the CEO,
Senior Management, and current independent directors. Percentage of shares outstanding for each of 2023, 2024, and 2025 is based on the Company’s shares of common stock outstanding as reported on the cover page of the Company’s Annual Report on
Form 10-K for such year.

2025 Compensation Program Overview and Enhancements

AMG meets with stockholders extensively throughout the year as part of our investor outreach, and we have a demonstrated history of integrating shareholder feedback into our executive compensation program design, including in each year since the 2021 redesign of our incentive determination process. In 2025, 97% of the votes cast by stockholders supported our Say-on-Pay proposal, expressing strong ongoing support for our executive compensation program (following 97%, 98% and 97% stockholder support in 2024, 2023, and 2022, respectively). Shareholders continued to recognize the compensation program’s quantitative approach and clear pay-for-performance linkage, as well as the significant and regular integration of shareholder feedback over time.
•Following the Compensation Committee’s 2021 redesign of AMG’s incentive determination process, and further enhancements in each subsequent performance year, the approach has been widely well-received, with strong shareholder support for the increasingly simplified, transparent incentive determination process driven by pre-set, objective, rigorous metric targets; annually set compensation payout targets; and
formulaic determination of compensation amounts and mix
•For 2025, in response to shareholder and proxy advisor feedback, and in keeping with prior years, the Committee implemented modest refinements to the incentive determination process. The aggregate effect of the modifications did not have a material impact on the ultimate payout to the CEO and other executives relative to what the performance year 2025 payout would have been using the prior year’s incentive determination process

Feedback	AMG Response

Continue to monitor and evolve Peer Group to reflect AMG’s size and business model
•Further refined Peer Group in performance year 2025, removing Blue Owl Capital Inc. (“Blue
Owl”) and Virtus Investment Partners, Inc. (“Virtus”) to increase alignment of Peer Group market capitalizations with that of AMG. Simultaneously added T. Rowe Price Group, Inc. (“T.
Rowe”) and StepStone Group Inc. (“StepStone”) to align the Peer Group with AMG’s growth and business scope
•All members of the Peer Group operate investment management organizations and compete for talent in our industry
•Adjustment of Peer Group resulted in no impact to the median CEO compensation of peers, used to set CEO Target Total Payout

Simplify and further align incentive award structures with business performance and long-term shareholder value creation
•Streamlined the structure of the Long-Term Performance Achievement Awards by returning to
3-year cliff vesting and use of Average Return on Equity metric (a compound metric, incorporating the Company’s Economic net income and average stockholders’ equity, and taking into account multiple goals: growing Economic earnings while providing effective stewardship of shareholder capital over a long-term period). Continued to utilize multi-year performance measurement periods to balance long-term incentive alignment with executive retention considerations and common industry practices
•Retained increased proportion of Long-Term Performance Achievement Awards as a percentage of total formulaic equity incentive awards at 75% (and for the CEO, nearly half of total compensation), reflecting strong alignment of future realized compensation with long-term shareholder value creation

Adjust rigor of performance metrics used in Long-Term Performance Achievement Awards, as appropriate, based on business results
•Given strong business momentum in performance year 2025, increased the target Average
Return on Equity (“Average ROE”) range for Long-Term Performance Achievement Awards to
17% - 18% from 16% - 17%, thereby increasing the difficulty of achieving the target Average
ROE during the performance period

2025 Annual Incentive Compensation Determination Process
Overview of Enhanced Performance Assessment Process
•Below is a summary of the Compensation Committee’s Performance Assessment process to determine the Annual Incentive Compensation for the CEO and other NEOs
•Three of the five steps are formulaic; the Compensation Committee annually sets the Peer Group, compensation targets, and compensation caps
–For 2025, the Compensation Committee further evolved the Peer Group to reflect AMG’s growth, and the business models, size, and scope of our competitors
–The Target Total Payout for AMG’s CEO was set at the median of Peer Group CEO compensation, which was $14.1 million

Review and Set Metric Targets for Quantitative Scorecard Assessment
Metric targets set across nine quantified, objective, and pre-set metrics which are viewed by shareholders as key performance indicators for AMG’s business, and as being consistent with management’s ability to drive value creation

Determine Peer Group to set NEO Target Payouts along with maximum payout levels
CEO Target Total Payout was set at the Peer Median ($14.1mm); cap on Total Compensation set at $17.5mm
(reviewed and considered by the Compensation Committee annually; unchanged from prior years)
Non-CEO NEO Target Payouts are informed by peer medians and other benchmarking data, and incorporate individuals’ AMG roles and responsibilities; individual caps established by the Compensation Committee

Calculate Performance Assessment scoring after year-end
Upon completion of annual external audit, Performance Assessment score is finalized via weighted achievement levels of individual metrics (score of 100% implies median performance). Resultant weighted score was 134%

Calculate Annual Incentive Compensation amount
Apply weighted score of 134% to the Target Total Payout, which for the CEO yielded $18.2 million in Annual
Incentive Compensation. Following the Compensation Committee’s application of the pre-set cap on Total
Compensation to the formulaic Total Compensation payout of $19.0 million, the CEO’s Annual Incentive
Compensation was reduced by $(1.5)mm, or (8)%, to $16.8mm

Formulaically derive Annual Incentive Compensation payouts
(cash and equity)
(i)Determine the mix of cash bonus and total long-term equity incentive awards, using a pre-established tiered formula
(ii)Allocate the equity awards across performance-based and time-based equity awards, using pre-established formulaic allocations

2025 Annual Incentive Compensation Determination Results
2025 Performance Assessment Scorecard Results

•The Compensation Committee selected and designed each performance metric within the Performance Assessment Scorecard with the objective to pay median compensation for median business performance and stockholder return. To the extent that the CEO and other NEOs deliver exceptional business performance and stockholder return, an individual metric will yield a score of greater than 100% (subject to a cap implemented by the Committee of 200% on the achievement of any individual metric and an aggregate notional cap on Total Compensation independent of the weighted score); accordingly, for below-median or below-target performance, as applicable, an individual metric will yield a score of less than 100%
•Beginning in performance year 2023, the Committee implemented a threshold on the earnings-related metrics (#1 and #2 below), set at 50% of target. In 5 of 9 metrics (#3 – #7), poor performance may yield a score of 0%, indicating a natural threshold value for these metrics. In total, 78%
of the scorecard metrics have a pre-set or natural threshold value
•The CEO Target Total Payout was established at the median of the CEO compensation of the Peer Group: $14.1 million. Based on the output of the formulaic Performance Assessment scorecard, the final score of 134% was applied to CEO Target Total Payout of $14.1 million, resulting in
Total Compensation of $19.0 million and Annual Incentive Compensation for the CEO of $18.2 million. Following the Committee’s  application of the pre-set $17.5 million cap on Total Compensation (which existed independently of the 200% cap on individual metrics in the Performance
Assessment Scorecard), the resulting Annual Incentive Compensation was $16.8 million. The impact of the overall cap on the CEO’s Total
Compensation reduced Annual Incentive Compensation by $(1.5) million, or (8)%, of the calculated result
•Having calculated the results of the Performance Assessment scorecard, the Committee reviewed the output from the weighted average score applied to the CEO Target Total Payout, which produced total incentive compensation awards for 2025 consistent with the design of the plan
•The Overall Performance Assessment Score increased from 118% in 2024 to 134% in performance year 2025; detailed performance by metric shown on accompanying exhibit. The drivers of the increase in the overall achievement score relative to the prior year include:
–Double-digit annual growth in Adjusted EBITDA and EEPS, driving metrics #1 and #2
–Strong absolute and relative stockholder return across 1-, 3-, and 5-year periods, benefiting metrics #4, #5, and #7
–Record net inflows into alternative strategies in addition to four new investments in alternative managers, driving metric #8
–Increase in employee engagement score, driving metric #9
–The positive impacts above were partially offset by lower achievement scores in metric #3, as a result of lower relative GAAP EPS over the
3-year period, and in metric #6, as a result of the roll-off of higher-yielding new investments during the same period

	Performance Metric	Weight	Achievement Levels

	Annual Adjusted EBITDA ($mm)		107%
	Annual Economic Earnings Per Share		116%
	EEPS / GAAP EPS as Adjusted Growth Percentile Rank		94%
	Total Stockholder Return: Absolute (1-, 3-, and 5-Year Composite)		200%
	Total Stockholder Return: Relative (1-, 3-, and 5-Year Composite)		154%
	3-Year Rolling Yield on New Affiliate Investments		97%
	3-Year Rolling Adjusted Return on Capital		200%
	AUM Contribution from Selected Strategic Target Areas		114%
	Employee Engagement Score		124%

Overall Performance Assessment Score			134%

Cap
200%
Target
100%
0%

11.1%
11.1%
11.1%
11.1%
11.1%
11.1%
11.1%
11.1%
11.1%
100%

Please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement for additional information.

2025 Annual Incentive Compensation Determination Results (cont.)
Formulaic Derivation of Incentive Compensation and Mix of Incentive Awards
•The Overall Performance Assessment Score of 134% was applied to the CEO Target Total Payout, resulting in Total Compensation of $19.0 million and Annual Incentive Compensation for the CEO of $18.2 million. After the Committee applied the pre-set $17.5 million cap on Total
Compensation for the CEO, the resulting Annual Incentive Compensation was $16.8 million, $(1.5) million, or (8)% lower than the formulaically derived amount
•Annual Incentive Compensation was then allocated between cash bonus and long-term equity awards using a pre-established tiered formula which caps cash awards at 50% of Annual Incentive Compensation, and in which the proportion of equity awards increases as Annual Incentive
Compensation increases. The allocation resulted in a formulaic cash bonus of $6.5 million (39% of Total Compensation) and a formulaic equity incentive award amount of $10.2 million (61%) for the CEO
•The formulaic equity incentive award amount was granted 25% in the form of Long-Term Deferred Equity Awards and 75% in the form of Long-
Term Performance Achievement Awards; for the CEO, Long-Term Performance Achievement Awards accounted for 44% of Total Compensation
Results of Application of Performance Assessment to Target Total Payout,
and Formulaic Derivation of Incentive Mix ($mm)
Payout at Score
of 100%
Payout Maximum:
$17.5
Formulaic Total Payout
of $19.0 (Score: 134%)
Step
CEO Target Payout Set at Peer Median1: $14.1
Step
Total Compensation1: $17.5
Step
Formulaic Cash
Incentive Award2: $6.5
Formulaic Total Equity Incentive Award:
$10.2
Salary: $0.75
Formulaic Performance-
Based Equity: $7.7
Formulaic Time-
Based Equity: $2.6
1.Includes salary.
2.Cash Incentive Award determined via a tiered formula: First $5 million in incentive compensation is split 50% cash and 50% equity; next $5 million is split 40% cash and 60% equity; any incentive compensation thereafter is split 30% cash and 70% equity.

Questions and Answers
Question	AMG Response

How did the Compensation
Committee determine that
this incentive determination
approach was appropriate
and rigorous? What has
been the rationale for the
changes made to the
Performance Assessment
metrics and weightings?

•Implemented Best Practices: The Compensation Committee integrated many years of shareholder feedback to redesign the incentive determination process for performance year 2021, resulting in an objective, formulaic, streamlined approach which incorporates compensation targets as well as performance metric targets across financial, Total Stockholder Return (“TSR”), and operating measures in a single quantitative Performance Assessment. The Committee implemented a pre-set formula governing the mix of cash and equity incentive awards, and another pre-set formula governing the mix of time- and performance-
based equity, ensuring a limit on short-term incentive compensation as well as a majority of equity-based compensation awarded in performance-based equity with rigorous pre-set targets and cliff-vesting over a three-year period
•Relative Performance Drives Relative Compensation: The approach is designed to yield incentive compensation payouts relative to a peer benchmark (since performance year 2021, the benchmark for CEO compensation was set at the median of Peer Group CEO compensation) and relative to median peer business performance and stockholder return. The Performance Assessment incorporates metrics which are viewed by shareholders as key performance indicators for AMG’s business, and as being consistent with management’s ability to drive value creation; revisions related to the inclusion of individual metrics as well as the design of each metric have incorporated shareholder feedback as to the effectiveness of metrics as absolute and relative performance indicators and management’s ability to generate business results, as well as feedback requesting enhanced simplicity of the Performance Assessment design
•Strong Shareholder Support: The redesigned incentive program was supported by 97%, 97%, 98%, and
97% of shares voted by shareholders at the 2025, 2024, 2023, and 2022 Annual Meetings of Stockholders,
respectively, indicating strong affirmation of the appropriate and rigorous nature of the Committee’s approach. Shareholders also commented that the formulaic approach utilizes metrics that are consistent with management’s ability to drive value creation. Following the redesign of the incentive determination process in
2021, the Committee has implemented modest refinements to the program over time in response to shareholder and proxy advisor feedback. In 2025, the Committee implemented further refinements to the
Performance Assessment framework to refine the Peer Group

What is the philosophy behind the compensation targets? How were the CEO and other NEO targets set?
•Target Total Payout amounts are confirmed annually based on peer benchmarking, where available, and reflect input from our independent compensation consultant
•Since performance year 2021, the CEO compensation target has been set at the median of the most recently available peer CEO compensation (prior fiscal year). By targeting the median of peer CEOs, the
Compensation Committee determined that the formulaic Performance Assessment would effectively reward above-median financial, stockholder return, and operating performance with above-median incentive compensation (and indicate below-median incentive compensation for below-median financial, stockholder return, and operating performance)
•For other named executive officers, the Target Total Payouts were informed by peer benchmarking where available, but were not set directly at peer medians, because of the distinctive nature of the given role at
AMG, wherein the executive’s role is broader than would be suggested by the role title, or because the role is unique to AMG

Why were these metrics chosen? How were targets set?
•The metrics were chosen following an extensive review of key drivers of shareholder return and the
Company’s strategic goals, along with management’s ability to create value, and reflect shareholder input and feedback; each metric is reviewed annually to ensure alignment with shareholder value creation consistent with the design of the compensation program
•Please refer to pages 35–36 for detailed descriptions of the financial, stockholder return, and operating metrics, the rationale for choosing each metric, and the target-setting methodology of each metric

How did the cap on Total Compensation impact compensation?
•As part of AMG’s annual incentive determination, caps on Total Compensation for the CEO and each NEO are set each year. In 2025, the CEO’s Total Compensation was capped at $17.5 million. Notwithstanding a formulaic Performance Assessment scorecard result of $19.0 million derived from applying the Performance
Assessment score of 134% to the CEO Target Total Payout, which had been set at the Peer Median total payout of $14.1 million, the Compensation Committee applied the pre-set compensation cap, reducing the
CEO’s Annual Incentive Compensation by $(1.5) million, or (8)%

Questions and Answers (cont.)
Question	AMG Response

Why is this Peer Group appropriate for AMG? What was the rationale for the changes to the Peer Group this year? What was the impact on the median of Peer Group CEO compensation?
•The Compensation Committee regularly reviews our Peer Group to ensure the ongoing relevance of its composition to AMG’s business. In determining the Company’s Peer Group on an annual basis, the
Compensation Committee considers both industry- and company-specific dynamics to identify the peers with which we compete for talent, client assets, and stockholder capital. The Committee evaluates the Peer
Group to ensure that it reflects the Company’s growth, overall changes in the asset management industry, and the business models, size, and scope of our competitors
•For 2025, the Committee refined the Peer Group, removing Blue Owl and Virtus and adding StepStone and
T. Rowe, to better reflect AMG’s growth, and the business models, size, and scope of competitors
•The changes to the Peer Group did not have any impact on the median of Peer Group CEO compensation

Why is Average ROE the performance metric utilized in performance-based equity awards? How does the metric align with shareholder value creation over the performance period?
•Average ROE aligns management incentives with two distinct goals over a long-term period: (i) growing
Economic earnings and (ii) effective stewardship of shareholder capital. The Average ROE ratio provides shareholders with objective insight into the efficiency with which AMG’s management team allocates capital and uses stockholder equity to generate earnings, and should be measured against Cost of Equity
•Average ROE incorporates multiple financial metrics. Average ROE is defined as the annual average of the
Company’s Economic net income (calculated on a pre-compensation basis) over a specified measurement period, divided by the quarterly average of the Company’s stockholder’s equity, controlling interest over such period (excluding accumulated other comprehensive income, impairments recorded subsequent to the grant date, and other transactions and investments included in GAAP Net income but that do not impact Economic net income), reflected as a percentage
•Return on Equity (ROE) is often used by other financial services companies as an objective measure of management’s effectiveness at using stockholder equity to generate earnings and to encourage responsible long-term planning

Why did Long-Term Performance Achievement Awards revert to a 3-year vesting duration and utilization of a single performance metric?
•The Compensation Committee utilizes Long-Term Performance Achievement Awards with the objectives of aligning long-term business performance with realized executive compensation and to promote the retention of key personnel. With those objectives in mind, the Committee determined the reversion back to 3-year cliff vesting and a single ROE-based performance metric best achieves long-term alignment while balancing executive retention considerations
•In line with the Compensation Committee’s view that Long-Term Performance Achievement Awards better align long-term business performance with realized executive compensation, the Compensation Committee decided to maintain the proportion of Long-Term Performance Achievement Awards as a percentage of total formulaic equity incentive awards at 75%, having increased from 60% in performance year 2023

PROPOSAL 1: ELECTION OF DIRECTORS
Introduction
Seven directors, which will constitute our entire Board of Directors following the Annual Meeting, are expected to be elected at the Annual Meeting to serve until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Board of Directors, upon the recommendation of the Nominating and Governance Committee, has nominated G.
Staley Cates, Marcy Engel, Annette Franqui, Jay C. Horgen, Félix V. Matos Rodríguez, Tracy P. Palandjian, and Loren M. Starr to serve as directors. Each of these director nominees is currently serving as a director of the Company. David C. Ryan, a current member of the Board of Directors, is not standing for re-election and his term will expire after the Annual Meeting. Mr. Ryan has dutifully served the Company during his tenure as a member of the Board of Directors, and his service to the Company has been greatly appreciated. As more fully discussed below in the “Corporate Governance Matters and Meetings of the Board of Directors
and Committees” section of this Proxy Statement, the Board of Directors has determined that six of its seven director nominees,
Mr. Cates, Ms. Engel, Ms. Franqui, Dr. Matos Rodríguez, Ms. Palandjian, and Mr. Starr have no material relationship with the
Company and, therefore, are independent for purposes of NYSE listing standards. The Board of Directors expects that each of the director nominees will, if elected, serve as a director for the new term. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.
The Company’s by-laws (as amended and restated, the “By-laws”) provide for majority voting in uncontested director elections.
Under the majority voting standard, directors are elected by a majority of the votes cast, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for the election of directors will be a plurality of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the vote on the election of directors.
Under our Corporate Governance Guidelines, the Nominating and Governance Committee has established procedures for any incumbent director who is not re-elected to tender his or her offer to resign. Upon receiving the director’s offer to resign, the
Nominating and Governance Committee will recommend to the Board of Directors whether to accept or reject the offer to resign, or whether other action should be taken. The Nominating and Governance Committee and the Board of Directors, in making their decisions, may consider any factor or information that they deem relevant. The Board of Directors, taking into account the
Nominating and Governance Committee’s recommendation, will act on the tendered resignation within ninety days following certification of the election results. A director whose resignation is under consideration must abstain from participating in any recommendation or decision regarding his or her resignation.
Recommendation of the Board of Directors
The Board of Directors believes that the election of each of the director nominees named above is in the best interests of the
Company and its stockholders and, therefore, recommends that stockholders vote FOR the election of each of the director nominees.

Information Regarding the Nominees
The following table sets forth the name, age (as of April 15, 2026), tenure, and other information of each director nominee, along with the committees of the Board of Directors on which each individual currently serves.

Director Nominee Information: Committee Memberships
Name	Age	Compensation Committee	Nominating and Governance Committee	Audit Committee	Independence	Tenure (Years)	Other Public Company Boards

G. Staley Cates	61			✓	✓	<1	—
Marcy Engel	66			✓	✓	<1	—
Annette Franqui	64			✓ (Chair)	✓	1	2
Jay C. Horgen	55					7	—
Félix V. Matos Rodríguez	64	✓	✓ (Chair)		✓	5	—
Tracy P. Palandjian	55	✓ (Chair)	✓		✓	14	—
Loren M. Starr	64	✓	✓	✓	✓	2	—
	Average Age of 61	100% Independent; 2 New Members since 2023, and New Chair in 2024	100% Independent; All New Members since 2022, and New Chair in 2025	100% Independent; 3 Financial Experts; All New Members since 2023, and New Chair in 2025	6 of 7 Nominees are Independent	5 New Members since 2021, including New Appointments in each of 2023-2026	No Overboarding

G. Staley Cates Director since 2026	Marcy Engel Director since 2025	Annette Franqui Director since 2024	Jay C. Horgen President and Chief Executive Officer Director since 2019

Félix V. Matos Rodríguez Director since 2021	Tracy P. Palandjian Director since 2012	Loren M. Starr Board Chair 2025 - Present Director since 2023

The director nominees bring a wide array of qualifications, skills, and attributes to AMG’s Board of Directors that support its oversight role on behalf of our stockholders. The most relevant of these qualifications and skills are summarized in the table below:

Director Nominee Experience and Skills Overview

Capital allocation
Our continued success depends in large part on a disciplined approach to capital allocation, as we seek to deploy resources in the areas of highest growth and return in our business to capitalize on growth opportunities, before efficiently returning excess capital to our stockholders;
directors with experience managing capital contribute to the advancement of this strategy to enhance long-term value creation
6 of 7 Nominees

Investment management
Directors with investment management experience provide the Board with an enhanced understanding and assessment of our business strategy and bring valuable perspective on topics that are uniquely relevant to our industry
6 of 7 Nominees

Leadership	Directors who have held significant leadership positions provide a practical understanding of organizations, processes, strategy, risk management, and other factors that promote growth	All Nominees

Corporate governance
We place a high standard on strong corporate governance, and adopt best practices through the active monitoring of evolving trends and developments, and through routine Board self-
assessments and enhancements to our governance policies, committee charters, and board practices, as well as through active shareholder engagement and ongoing board refreshment, and we seek directors with demonstrated knowledge and practical experience in corporate governance, fiduciary roles, and stakeholder engagement
All Nominees

Risk management and compliance
Risk management is critical to the stability, security, and success of our business, and we seek directors with regulatory and compliance expertise, as well as experience managing and overseeing risk in public and private companies and in other contexts
All Nominees

Financial, accounting, or financial reporting	We use a broad set of financial metrics to measure our operating and strategic performance, and we seek directors with an understanding of finance and financial reporting processes	6 of 7 Nominees

Operational, including human capital management
Directors with experience in operations are able to assess and advise management on the formulation and execution of our business strategy, including the efficient allocation and utilization of our and our Affiliates’ human capital and other operating resources, and the re-
allocation of those resources over time through all stages of market cycles
All Nominees

Public policy, regulatory, and government affairs
Directors with experience in governmental, regulatory, and related organizations provide valuable insight into governmental actions and socioeconomic trends, as well as the highly regulated industry in which we and our Affiliates operate
2 of 7 Nominees

Other public board experience
Directors with experience serving on other public company and publicly traded fund boards provide valuable operations and management perspectives, including insights on governance trends and practices and other issues affecting public companies generally
4 of 7 Nominees

Global experience
Directors with global business experience, including managing and growing organizations worldwide, and investing and operating experience in international and emerging markets, provide valuable insights on growth trends in these markets
6 of 7 Nominees

The following biographical summaries provide additional information on the business experience, principal occupation and past employment, and directorships of each director nominee during at least the last five years.

Director Nominee Biographical Information

G. Staley Cates Audit Committee
G. Staley Cates has been a director of the Company since April 2026. Mr. Cates served as the Vice Chairman of
Southeastern Asset Management, Inc. (“Southeastern”), an independent global investment management firm, from
2015 through 2024, having served as President from 1989 through 2015 after joining Southeastern in 1986. From 1989 through 2024, Mr. Cates also served as Co-Portfolio Manager for the Longleaf Partners family of mutual and UCITS funds. Mr. Cates is a Co-Founder of the New Hope Christian Academy, was a founding board member of the Soulsville
Foundation, and was the Founding Chairman of the Memphis Grizzlies Charitable Foundation and of the Board of
Crosstown Concourse. He serves as the Chairman of the Poplar Foundation, which supports various educational initiatives in Memphis, and was the Governor’s appointee to the Transition Planning Commission for the consolidation of Memphis City and Shelby County schools between 2011 and 2012. Mr. Cates received a B.B.A. from the University of Texas at Austin and is a Chartered Financial Analyst. We believe Mr. Cates’ qualifications to serve on our Board of
Directors include his substantial experience in the investment management industry, including as the Vice Chairman and President of an investment management firm.

Marcy Engel Audit Committee
Marcy Engel has been a director of the Company since September 2025. Ms. Engel served on the board of directors of
Sculptor Capital Management, Inc. from June 2018 through its acquisition by Rithm Capital Corp. in 2023, having served as Chairperson of the board from 2021 through 2023. Prior to that, she was the Chief Operating Officer and
General Counsel of Eton Park Capital Management, L.P., a global alternatives investment firm (“Eton Park”), where she was responsible for all of the non-investment aspects of Eton Park’s business. Prior to joining Eton Park in 2005,
Ms. Engel worked for Citigroup and its predecessor firms, Salomon Smith Barney and Salomon Brothers, Inc., where, among other roles, she was Managing Deputy General Counsel of Citigroup’s Global Corporate and Investment Bank
and a member of its Management Committee. Ms. Engel received a B.A. from the University of Michigan and a J.D.
from the University of Pennsylvania Law School. We believe that Ms. Engel’s qualifications to serve on our Board of
Directors include her extensive experience in the investment management industry, and prior public company board service.

Annette Franqui Audit Committee (Chair)
Annette Franqui has been a director of the Company since May 2024. Ms. Franqui is a Founding Partner of Forrestal
Capital, LLC, a business and investment advisory firm that services the original founding families of Panamerican
Beverages (“Panamco”). Previously, she served as the Chief Financial Officer of Panamco and as a Managing Director
in the investment banking division of JPMorgan Chase & Co. She currently serves on the boards of directors of OFG
Bancorp and Arcos Dorados Holdings Inc. and previously served as a member of the board of directors of AARP as well as its Chair. Ms. Franqui received a B.S. from the Wharton School at the University of Pennsylvania and an
M.B.A. from the Stanford University Graduate School of Business. She is also a Chartered Financial Analyst. We believe that Ms. Franqui’s qualifications to serve on our Board of Directors include her significant leadership experience from her career in the financial services and investment management industries, including her extensive knowledge of the Latin America region, as well as a track record of service on public company boards.

Jay C. Horgen President and Chief Executive Officer
Jay C. Horgen is the President and Chief Executive Officer of the Company and joined the Board of Directors in May
2019. Mr. Horgen was appointed President and CEO in 2019 (serving as President until June 2025, before his re-
appointment to that role in April 2026), having previously served as Chief Financial Officer from 2011 to 2019, and as
Executive Vice President, New Investments prior to 2011. Before joining AMG in 2007, Mr. Horgen founded a private equity firm, Eastside Partners, where he served as a Managing Director. From 1993 to 2005, Mr. Horgen focused on asset management as an investment banker in the Financial Institutions Groups at Merrill Lynch & Co., where he was a Managing Director, and Goldman Sachs & Co. Mr. Horgen received a B.A. in Economics and Mathematics from Yale
University. We believe that Mr. Horgen’s qualifications to serve on our Board of Directors include his direct knowledge of the Company’s strategy and operations through his 19 years of service at the Company, including as President &
Chief Executive Officer, and Chief Financial Officer, and his 33 years of extensive experience in the financial services, private equity, and investment management industries.

Director Nominee Biographical Information (cont.)

Félix V. Matos Rodríguez Compensation Committee; Nominating and Governance Committee (Chair)
Félix V. Matos Rodríguez has been a director of the Company since January 2021. Dr. Matos Rodríguez is the
Chancellor of the City University of New York (CUNY). Prior to his appointment as Chancellor in May 2019, Dr.
Matos Rodríguez was president of CUNY’s Queens College and of CUNY’s Eugenio María de Hostos Community
College in the Bronx. Dr. Matos Rodríguez has served as a professor, administrator, and former Cabinet Secretary for the Commonwealth of Puerto Rico. He currently serves as board and executive committee chair of Research
Foundation CUNY, co-chair of New York City Regional Economic Development Council, and as past chair and member of the executive committee of the board of directors of the American Council on Education (ACE).
Additionally, he serves on the boards of Phipps Houses, the United Way of New York City, and the Association for a
Better New York (ABNY), as well as on the steering committee of Research Alliance for New York City Schools. Dr.
Matos Rodríguez received a B.A. from Yale University and a doctorate in history from Columbia University. We believe that Dr. Matos Rodríguez’s qualifications to serve on our Board of Directors include his long track record as an innovator in both academia and the public sector and his leadership of a large, decentralized human-capital-
based organization operating through a network of distinct institutions.

Tracy P. Palandjian Compensation Committee (Chair); Nominating and Governance Committee
Tracy P. Palandjian has been a director of the Company since March 2012. Ms. Palandjian is the Chief Executive
Officer, co-founder, and a member of the Board of Directors of Social Finance, Inc., a national nonprofit and registered investment advisor focused on developing and managing investments that generate social impact and financial return. Prior to establishing Social Finance, Ms. Palandjian served as a Managing Director at The
Parthenon Group, a global strategy consulting firm. At Parthenon, she established and led the Nonprofit Practice and consulted to foundations and nonprofit organizations in the U.S. and globally. Prior to Parthenon, Ms. Palandjian worked at McKinsey & Company and at Wellington Management Company, LLP. Ms. Palandjian is currently a member of the Harvard Corporation, and Vice-Chair of the U.S. Impact Investing Alliance. She serves on the Boards of the Barr Foundation and The Boston Foundation. Ms. Palandjian is also a member of the American Academy of
Arts and Sciences. Ms. Palandjian received an A.B. from Harvard University and an M.B.A. from Harvard Business
School. We believe that Ms. Palandjian’s qualifications to serve on our Board of Directors include her extensive global financial management, consulting, and advisory experience.

Loren M. Starr Board Chair Audit Committee; Compensation Committee; Nominating and Governance Committee
Loren M. Starr has been a director of the Company since September 2023, and has served as independent Board
Chair since July 2025. Mr. Starr retired from Invesco Ltd. in March 2021, having served as Chief Financial Officer of the company for 15 years, from 2005 to 2020, after which he held an executive advisory role as Invesco’s Vice Chair until his retirement. Prior to joining Invesco in 2005, Mr. Starr served as the Chief Financial Officer of Janus Capital
Group Inc. from 2001 to 2005, and held senior corporate finance roles with Putnam Investments, Lehman Brothers
Inc., and Morgan Stanley & Co. LLC. Currently, he is an independent consultant, and is a Board member of the
Nuveen Fund complex. Mr. Starr received a B.A. and B.S. from Columbia University, an M.B.A. from Columbia
Business School, and an M.S. from Carnegie Mellon University. We believe that Mr. Starr’s qualifications to serve on our Board of Directors include his substantial experience as a senior executive and principal financial officer in the asset management industry, particularly his experience in corporate strategy, mergers and acquisitions, and capital management.

Corporate Governance Matters and Meetings of the Board of Directors and Committees
Board of Directors: The full Board of Directors met ten times in 2025. During their service in 2025, each member of the Board of Directors attended an average of 99% of the total number of meetings of the full Board of Directors and all applicable standing committees of the Board of Directors. We do not have a formal policy regarding director attendance at our Annual Meeting of
Stockholders. One director attended the 2025 Annual Meeting of Stockholders.
At least annually, the Board of Directors evaluates the independence of AMG’s directors in light of the standards established by the NYSE. A majority of the Board of Directors must be independent within the meaning of NYSE listing standards. After its most recent evaluation of director independence, the Board of Directors affirmatively determined that six of our seven director nominees,
Mr. Cates, Ms. Engel, Ms. Franqui, Dr. Matos Rodríguez, Ms. Palandjian, and Mr. Starr are “independent” for purposes of NYSE listing standards. The Board of Directors also previously determined that Mr. Ryan is “independent” for purposes of the NYSE listing standards. The Board of Directors made its determinations based upon individual evaluations of these director nominees’
employment or board of directors affiliations, compensation history, and any commercial, family, or other relationships with the
Company. There were no transactions between any director nominee and the Company for the Board of Directors’ consideration in determining the independence of any independent director. Members of the Board of Directors serve as directors, trustees, or in similar capacities (but not as executive officers or employees) for non-profit organizations to which we may make charitable contributions from time to time. Contributions to these organizations did not exceed either $120,000 or 1% of each of those organizations’ annual consolidated gross revenues during their last completed fiscal years.
The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, and the
Nominating and Governance Committee. Only independent directors, according to NYSE listing standards, serve on these committees. Other members of the Board of Directors may attend committee meetings from time to time at the invitation of the respective committee. Each committee acts pursuant to a written charter adopted by the respective committee. The members and chairs of each committee are set forth above in the table titled “Director Nominee Information: Committee Memberships,” and a
description of each committee is set forth below.
Audit Committee: Each of the members meets the independence standards applicable to audit committees under the
Sarbanes-Oxley Act of 2002 and NYSE listing standards, and each of Mr. Cates, Ms. Franqui, and Mr. Starr is an audit committee financial expert, as defined by the SEC. The Audit Committee’s purpose is to assist the Board of Directors in oversight of our internal controls and financial statements and the audit process. The Audit Committee held eight meetings during 2025.
Compensation Committee: Each member meets the independence requirements applicable to compensation committees under NYSE listing standards. The Compensation Committee is responsible for overseeing our general compensation policies and establishing and reviewing the compensation plans and benefit programs applicable to our executive officers. In that capacity, the
Compensation Committee also administers AMG’s incentive plans, and has sole authority and discretion to determine and approve the compensation of our named executive officers and the performance goals related to such plans and programs. The
Compensation Committee held seven meetings during 2025, and conferred on additional occasions throughout the year to discuss changes and enhancements to the executive compensation program.
Nominating and Governance Committee: The Nominating and Governance Committee is primarily responsible for recommending criteria to the Board of Directors for Board and committee membership; identifying and evaluating director candidates; overseeing the annual self-assessment of the Board of Directors and its committees; overseeing succession planning related to the roles of Chief Executive Officer and other key executives; and reviewing our Corporate Governance Guidelines at least annually to ensure that we continue to meet best-practice standards in corporate governance. The Nominating and
Governance Committee held six meetings during 2025.
Board Composition and Refreshment Process: The Nominating and Governance Committee may solicit director candidate recommendations from a number of sources, including directors, executive officers, and third-party search firms. The Nominating and Governance Committee will consider for nomination any director candidates, including director candidates recommended by our stockholders, who are deemed qualified by the Nominating and Governance Committee in light of the qualifications and criteria for Board of Directors membership described below, or such other criteria as approved by the Board of Directors or a committee thereof from time to time. Stockholder recommendations must be submitted to the Nominating and Governance Committee in accordance with the requirements set forth in the By-laws, including those discussed in the “Other Matters—Stockholder
Proposals” section of this Proxy Statement, and any procedures established from time to time by the Nominating and Governance
Committee. The Nominating and Governance Committee does not have a specific policy regarding the consideration of stockholder recommendations for director candidates and considers this appropriate because it evaluates recommendations without regard to their source. The Nominating and Governance Committee evaluates any potential conflicts of interest on a case-by-case basis, to the extent they may arise.
The Board of Directors believes that a broad range of perspectives and expertise enhances its overall effectiveness. When considering candidates for directorship, including nominees currently serving as directors of the Company, the Nominating and
Governance Committee takes into account a number of factors, including the following qualifications: the nominee must have the highest personal and professional integrity and have demonstrated exceptional ability and judgment and the attributes necessary
(in conjunction with the other members of the Board of Directors) to best serve the long-term interests of the Company and its stockholders. The Nominating and Governance Committee does not have a policy regarding diversity in identifying nominees for a directorship, but rather considers differentiation in background, perspective, and experience relative to existing independent directors among the various factors relevant to the consideration of any particular nominee. In addition, the Nominating and
Governance Committee reviews from time to time the skills and characteristics necessary and appropriate for directors in light of the then-current composition of the Board of Directors, including the following factors:

Director Candidate Qualifications and Attributes

•Business, leadership, and governance experience, including experience managing and growing organizations worldwide, inclusive of other public board service	•Knowledge of, and relationships within, the financial services industry and, in particular, the asset management industry

•Demonstrated experience with prudent and strategic capital allocation, as we seek to deploy resources to the areas of highest growth and return in our business	•Understanding of organizations, processes, strategy, risk management, and other factors that promote growth

•Understanding of finance and financial reporting processes	•Differentiation in background, perspective, and experience relative to existing independent directors
The Board of Directors has had the opportunity for meaningful refreshment in recent years, with a resultant Board operating with increased effectiveness on behalf of shareholders. Our 2026 director nominees include five independent directors who have joined the Board since 2021, including a new independent director appointment in each of 2023, 2024, 2025, and 2026. These additions to the Board followed a rigorous process that included evaluating a significant number of candidates in recent years, a number of whom met with members of the Nominating and Governance Committee and other directors, as well as members of management, as part of our nomination process. This active process is led by the Nominating and Governance Committee and
Board Chair, and includes an evaluation of the current composition of the Board in order to focus on candidates with diversified skills and experiences that would enhance the Board’s collective capabilities and bring new perspectives. The full Board of
Directors considers each candidate’s qualifications, and determines whether to nominate a given candidate to serve on the Board.
The current nominees to the Board of Directors comprise individuals with a substantial variety of skills and expertise, as shown in the “Director Nominee Experience and Skills Overview” table above, including with respect to investment management and financial services, international business, government, and not-for-profit organizations. The Nominating and Governance
Committee believes it is important to maintain a mix of longer-tenured directors with a deep understanding of the Company and newer directors who bring a fresh perspective. The following are highlights of the composition of AMG’s Board of Directors nominees:

Board of Directors Composition

•New Chairs of two Board committees in 2025, and new Chairs of all Board committees since 2024	•Strong refreshment practices on Committees; new members on all Committees since 2020

•2026 Board nominees include five new independent directors since 2021, including a new independent director appointment in each of 2023, 2024, 2025, and 2026	•Transitioned to a non-executive, independent Board Chair in 2020

•Experienced independent directors in leadership roles	•Average director nominee age of 61
Succession Planning: The Nominating and Governance Committee has primary responsibility for Chief Executive Officer and other key executive succession planning. Succession planning and executive development are fundamental components of the
Board of Directors’ governance responsibilities, and are regularly discussed by the Committee with management present as well as in executive sessions.
The Board has demonstrated the depth and effectiveness of its succession planning through periods of organizational evolution, including following the departure of our former President and Chief Operating Officer in the first quarter of 2026, where responsibilities were transitioned across existing members of the senior leadership team. Annually, the independent directors review management succession planning by incorporating feedback from Mr. Horgen and engaging in a full discussion during executive sessions of the Board without management present. The independent directors and Mr. Horgen have continued to focus on developing and expanding the senior management team, to maintain a breadth and depth of talent that ensures that AMG is well-positioned to continue to refine and execute its strategy, including as reflected by the 2024 appointments of our current Chief
Financial Officer and General Counsel, the 2026 appointment of our Head of Affiliate Engagement and Co-Head of Affiliate
Partnerships as an executive officer, and the leadership transition described above.

Board Size: The Nominating and Governance Committee assesses the size and composition of the Board of Directors each year. Consistent with our Corporate Governance Guidelines, the Nominating and Governance Committee believes that the size of the Board of Directors, which will be seven members following the conclusion of the Annual Meeting, is appropriate given the size and complexity of the Company and the markets in which we operate. The Nominating and Governance Committee will continue to assess the Board’s needs and other relevant circumstances, and may change the size or composition of the Board of Directors in the future if it believes that doing so would be in the best interests of the Company and its stockholders.
Executive Sessions of Independent Directors: AMG’s independent directors regularly meet in scheduled executive sessions without management present. In accordance with the Corporate Governance Guidelines and the By-laws, Mr. Starr, the
Board Chair, or such other independent director as may be selected, is responsible for presiding over the executive sessions. Each committee of the Board also meets without management present, in sessions led by the Chair of the relevant committee.
Board and Committee Self-Assessments and Individual Director Assessments: Regular evaluations of the committees and the full Board of Directors are critical in ensuring the effective functioning of AMG’s Board of Directors, including in assessing candidates for directorship. To this end, the Chair of the Nominating and Governance Committee, supported by the Committee, oversees the annual self-assessment of the Board of Directors and of each committee of the Board of Directors. Directors assess performance and consider various structural and procedural matters, including the annual selection process for director nominees and communications and interactions with management generally. In 2025, the Board engaged an independent external advisor to facilitate the self-assessment process, including by conducting one-on-one interviews with directors. The Nominating and
Governance Committee periodically reviews the format of the Board of Directors and committee self-assessment processes to ensure that actionable feedback is solicited on the operation of the Board of Directors and director performance. The Nominating and Governance Committee also oversees annual individual director assessments as part of the recommendation process for director nominees. The table below provides a general overview of the annual self-assessment and director assessment processes.

Board and Committee Self-Assessments and Individual Director Assessments

Questionnaire	•Evaluation questionnaire solicits director feedback on a variety of procedural and substantive topics

Interviews	•Chair of the Nominating and Governance Committee or the independent external advisor, as applicable, conducts one-on-one interviews with each director

Executive Session	•Executive session discussion of Board and committee self-assessments led by the Chair of the Nominating and Governance Committee and may include the independent external advisor, if applicable

Individual Director Assessments	•Individual director assessments support an annual evaluation of the Board’s composition to ensure that the Board as a whole continues to reflect the appropriate mix of skills and experience

Board Summary
•Summary of Board and committee self-assessments results presented by the Chair of the Nominating and Governance Committee and/or the independent external advisor, as applicable, followed by a discussion of the full Board

Feedback Incorporated	•Policies and practices updated as appropriate, as a result of director feedback
Chief Executive Officer Evaluation: The Board Chair oversees an annual performance evaluation of our Chief Executive
Officer. As part of this assessment, the Board Chair solicits director feedback on a variety of performance considerations, including through a discussion at an executive session of the Board of Directors. The Board Chair then synthesizes the directors’ feedback and discusses the results with our Chief Executive Officer in a one-on-one meeting.
Director On-Boarding and Training: A new independent director joining the Board of Directors undertakes an orientation program that includes personal briefings by senior management on the Company’s operations, strategic plans, financial statements, governance, and key policies and practices. New directors also undergo in-depth training on the work of each committee of the Board of Directors. Throughout their tenure on the Board of Directors, each director is expected to maintain the necessary knowledge and information to perform his or her responsibilities as a director. To assist the directors in understanding the Company and its industry and maintaining the level of expertise required for directors, the Company may, from time to time, offer Company-sponsored continuing education programs or presentations, including sessions on select topics during the annual
Board of Directors offsite as well as externally provided training on various topics. Additional training is also provided when a director assumes a leadership role, such as becoming the chair of a committee.
Leadership Structure: The Company follows best practices with respect to the Board’s leadership structure, reflecting collective feedback received from stockholders, as well as commentary from proxy advisory firms, over a multi-year period. While the Company does not have a fixed policy with respect to the independence of the Board Chair, the By-Laws provide that if at any time the Board Chair is not affirmatively determined to be independent, the Board must appoint a Lead Independent Director and provide for specific enumerated duties of the Lead Independent Director in that circumstance. In circumstances where the Board

Chair is independent (as is the case currently), the Lead Independent Director role is not required. This approach provides for effective checks and balances to ensure the exercise of independent judgment by the Board and the ability of the independent directors to work effectively in the board setting.
The Board regularly reviews the leadership structure, and believes that a non-executive, independent Board Chair is an appropriate and effective leadership structure for the Company at this time. The Board Chair’s principal responsibilities include:
coordinating the agenda for and chairing Board meetings; serving as a key source of communication between the independent directors and the Chief Executive Officer; ensuring the flow of appropriate information to and among independent directors; leading the annual performance evaluation of the Chief Executive Officer; and coordinating the agenda for and leading executive sessions and meetings of the independent directors. Loren M. Starr was appointed Board Chair in July 2025, succeeding Dwight D.
Churchill, who continued to serve on the Board through his retirement in September 2025. Mr. Starr has served as an independent director on our Board of Directors since September 2023, including service on each Board committee during his tenure. Mr. Starr’s knowledge and participation in the development of the Company’s corporate strategy during his service on the Board, together with his commercial acumen, extensive global financial services experience, and capacity as a leader, position him as an effective and strong independent Board Chair.
Further adding to the refreshment of leadership roles on committees in 2025, Ms. Franqui became Chair of the Audit
Committee, and Dr. Matos Rodríguez became Chair of the Nominating and Governance Committee.

Responsibilities of the Non-Executive, Independent Board Chair

•Board leadership: Provides leadership to the Board and to the independent directors, including in executive sessions	•Board discussion items: Coordinates the agenda for and chairs Board meetings; works with the CEO and the committee Chairs to propose major discussion items for the Board’s approval

•Liaison between CEO and independent directors: Regularly meets with the CEO and serves as liaison between the CEO and the independent directors
•Board governance processes: In coordination with the
Nominating and Governance Committee, guides the Board’s
governance processes, including identifying and resolving any potential conflicts of interest

•Executive sessions: Leads quarterly executive sessions of the Board	•CEO evaluation: Leads the annual performance evaluation of the CEO

•Additional executive sessions: May call additional meetings of the independent directors as needed	•Stockholder communications: Participates in direct communications with AMG’s stockholders
The Board of Directors will continue to review its leadership structure, and may change its structure in the future if it believes that doing so would be in the best interests of the Company and its stockholders.
Risk Oversight: It is a key responsibility of our President and Chief Executive Officer, our Chief Financial Officer, our General
Counsel, and other members of our senior management team to identify, assess, and manage the Company’s risk exposures. The
Board of Directors plays an important role in overseeing management’s performance of these functions. The Board of Directors has approved the charter of the Audit Committee, which provides that one of the primary responsibilities of the Audit Committee is the discussion of the Company’s financial risks and steps management has taken to monitor and control such risks, including with respect to risk assessment and risk management policies. The Audit Committee regularly discusses with management and the
Company’s independent auditors the Company’s risk assessment and risk management processes, including major risk exposures, risk mitigants, and the design and effectiveness of the Company’s processes and controls to prevent and detect fraudulent activity.
Furthermore, the Audit Committee and the Board of Directors as a whole receive regular reports from management, the internal audit function, and our independent auditors on prevailing material risks and the actions being taken to mitigate them, including reports regarding the Company’s business and operations. Management also reports to the Audit Committee and the Board of
Directors regarding enhancements made to our risk management processes and controls in light of evolving market, business, regulatory, and other conditions, including those related to corporate responsibility matters.
Corporate Responsibility: We believe that sound corporate citizenship is a meaningful element of our success and that of our Affiliates. We are committed to operating with integrity, contributing to the local communities surrounding our global offices, enhancing our organizational composition, developing our employees, and being thoughtful stewards of natural resources — and supporting these values in our surrounding communities. We are also focused on the security of our data and safeguarding our clients’ privacy. The Board of Directors provides oversight of these topics, and is committed to supporting the Company’s efforts to operate as a sound corporate citizen. AMG has a cross-functional management committee with oversight responsibility of AMG’s policies and operational controls related to these topics. This committee includes members of our executive management team and reports to the Nominating and Governance Committee at least annually. We believe that an integrated approach to business strategy, corporate governance, and corporate citizenship creates long-term value. The below exhibits highlight certain AMG policies and initiatives in these areas.

Governance Practices and Corporate Responsibility Highlights

Governance
Strong focus on corporate governance since AMG’s
inception, with best practices, including:
–Non-executive, independent Board Chair with
experience serving on all committees
–Women in leadership roles on the Board, including as
two of three committee Chairs
–No overboarding, consistent with formal policy
adopted in 2024
–Policies to promote long-term director and executive
equity ownership
–Significant Board refreshment since 2021; complete
committee Chair refreshment since 2024
–Majority vote standard in uncontested director
elections
–No staggered Board
–No “poison pill”
–Active engagement with shareholders
Cross-functional management committees are responsible
for policies, controls, practices, and initiatives around long-
term risks and AMG’s interactions with the communities
surrounding our offices, especially through corporate
philanthropy. These report to the Board regularly, and
include members of AMG’s senior management team

Cybersecurity and Data Privacy
AMG maintains privacy policies, management oversight,
accountability structures, and technology design
processes to protect privacy and personal data, as well as
an incident response plan for use in the event of a data
breach
All employees participate in annual cybersecurity training
AMG’s information security program is governed by the
Information Security Governance Committee, comprising
members of senior management including the Chief
Information Officer, which meets regularly and reports to
the Board of Directors at least annually

Business Continuity
Business continuity policies are designed to ensure the
safety of AMG’s personnel, facilities, and critical business functions in case of natural disasters or other crises
creating business disruption

Employee Engagement
A majority of AMG employees are owners of AMG shares,
supporting ownership mindset, a core value of the
Company
AMG prioritizes employee engagement through a range
of cross-functional, multi-level communication media,
including small working group lunches, broad town halls,
team and management offsites, and volunteer activities;
2025 employee engagement score of approximately 93%
Company-supported funding, time off, and flexible work
arrangements for professional development
Charitable giving and volunteer opportunities offered to
AMG employees throughout the year, including gift-
matching and volunteer-hour-matching programs
Executive coaching, leadership training, and sponsored
skills and career development programs

Organizational Composition and Equal Employment Opportunity
Committed to fostering and promoting a work
environment in which all of our employees are valued and
appreciated for their contributions to value creation and
preservation; AMG seeks to recruit the best people for
each role without regard to gender, ethnicity, or other
protected traits
Employee assessment and annual feedback process
through a 360-degree review that is both quantitative and
qualitative to determine performance, both absolute and
relative
Formal anti-discrimination policies
Women represent 50% of AMG’s current executive
officers and nearly half of AMG’s employees
Equal employment opportunity hiring practices, policies,
and management of AMG employees
Anti-harassment policy applicable to AMG employees
prohibits hostility or aversion towards individuals in
protected categories, and prohibits sexual harassment in
any form; the policy details how to report and respond to
harassment issues and strictly prohibits retaliation

Governance Practices and Corporate Responsibility Highlights (cont.)

Business Conduct and Ethics Codes
Strong corporate culture that promotes the highest
standards of ethics and compliance for AMG’s business
AMG’s Code of Business Conduct and Ethics applies to all
AMG employees and directors and sets forth principles to
guide employee and director conduct

Anti-Bribery and Corruption Policies
Policies on political contributions and other restricted
payments require AMG’s full compliance with all applicable
political contribution and anti-corruption laws
Whistleblower hotline available 24/7 for confidential
reporting of any suspected violations

Climate Change and Environmental Sustainability
AMG has participated in CDP’s Climate Change
Disclosure program for nine years
Have completed annual inventory and secured third-party
attestation of AMG’s greenhouse gas emissions each year
since 2018
Achieved medium-term emissions reduction target of 5%
in Scope 1 and 2 emissions1
Utilizing 100% renewable energy sources at our largest
corporate office
Programs to promote the procurement of products and
materials that have high concentrations of recycled
materials, and evaluation of vendor sustainability practices
Installed electric vehicle charging stations at our largest
corporate office and offer charging on a complimentary
basis

Community Investment and Engagement
AMG and The AMG Charitable Foundation donate to a
variety of non-profit organizations and community
programs globally, including meaningful campaigns
supporting humanitarian aid globally
Ongoing support of the Sean M. Healey and AMG Center
for ALS at Mass General Hospital, to which AMG was a
cornerstone donor in 2018
Company-wide giving campaigns support many charities
in local communities, and AMG encourages employees to
volunteer for, and serve on boards of, non-profit
organizations
Fifth annual “AMG Week of Service” held in 2025, with
employee participation in hands-on service projects
benefiting non-profit organizations and individuals in the
communities surrounding our offices globally; virtual and
in-person volunteering opportunities are regularly offered
to AMG employees and employees of Affiliates
Formal AMG employee gift-matching program; AMG and
The AMG Charitable Foundation have donated to more
than 1,100 organizations worldwide, including as a result
of a gift-matching program for employees and Board of
Directors, as well as a volunteer-hour matching program.
AMG also supports the launch of gift-matching programs
at Affiliate firms
In 2023, AMG established AMG Gives, a giving program to
coordinate, facilitate, and encourage philanthropy by
members of senior management, consistent with The AMG
Charitable Foundation’s mission and areas of charitable
focus. Under this program, participating individuals may
make recommendations for not-for-profit organizations to
receive grants from AMG, provided that the organizations
and grants meet eligibility requirements under applicable
company policies. A committee including independent
membership undertakes diligence and review procedures
for donations and has no obligation to follow
recommendations made to the AMG Gives committee by
senior management2
The statistics and descriptions of our workforce, policies, and cultural initiatives in respect of our human capital relate to AMG’s employees, and not those of our Affiliates, which are independent from AMG and operate autonomously. Through our innovative partnership approach with our
Affiliates, each Affiliate’s management team retains operational autonomy in managing and operating their business on a day-to-day basis, including with respect to their human capital.
1.Scope 1 and 2 emissions are calculated in accordance with the Greenhouse Gas (“GHG”) Protocol Corporate Accounting and Reporting
Standard. Scope 1 emissions are direct GHG emissions that occur from sources that are owned or controlled by the Company and Scope 2 emissions are indirect GHG emissions from the generation of purchased electricity consumed by the Company.
2.For 2025, recommendations by our named executive officers resulted in donations under this program to not-for-profit organizations in the following amounts: Mr. Horgen, $400,000; Mr. Wojcik, $200,000; and Ms. Ritchea, $150,000.
To learn more, please see www.amg.com/responsibility

Cybersecurity and Data Privacy: We have a formal information security program, designed to develop and maintain privacy and data security practices to protect AMG assets and sensitive third-party information, including personal and Affiliate information.
This program is governed by a committee comprising members of senior management, including the Company’s Chief Information
Officer, which meets regularly and reports to the Board of Directors at least annually (the “Information Security Governance
Committee”). Members of the Information Security Governance Committee oversee communications with the Board of Directors regarding material cybersecurity incidents and provide the Board of Directors with a summary of any risks from current cybersecurity threats on a regular basis, as well as updates on management’s information security program oversight and maintenance activities, and any material changes to AMG’s information security practices and procedures. The Board is also regularly provided with cybersecurity educational sessions, including perspectives from external advisors invited to present on current cybersecurity topics. In addition to the responsibilities discussed above, the Information Security Governance Committee also oversees the internal use of generative artificial intelligence technologies and applications.
We recognize the importance of protecting information assets such as the personally identifiable information of our employees, and proprietary business information regarding our Affiliates and their clients, and have adopted policies, management oversight and accountability structures, and technology processes designed to safeguard this information. All of our employees are required to attest annually to our information security policies and participate in regular security awareness training to protect their information and the AMG data and systems to which they have access. These trainings also instruct employees on how to report any potential privacy or data security issues.
Our information security organization comprises internal and external resources designed to identify, protect, detect, mitigate, resolve, and recover from various threats and attacks by malicious actors. We leverage 24x7x365 monitoring tools and services to address the confidentiality, integrity, and availability of AMG assets and data. Regular internal and third-party reviews are performed on our processes and technologies to validate the effectiveness of our privacy and data security controls and safeguards. We monitor industry best practices and developments in data privacy and security and have increased scrutiny of third-party service providers with access to sensitive AMG data, including through security risk assessments at the time of initial contract, periodically as part of our third-party risk management process, and upon detection of an increase in the vendor’s risk profile. In addition, we require key providers to meet appropriate security requirements and controls, and we investigate security incidents that have impacted our third-party providers, as appropriate. We work with third-party service providers to proactively assess our information security program and provide us with an industry view of the cyberthreat landscape, in addition to monitoring and supporting our control environment and breach notification processes. We also have our own fully documented proprietary security incident response plan, with defined roles and responsibilities that address notification obligations and incident response procedures in the event of a data security breach. We are dedicated to business continuity and resiliency, and we have documented strategies, policies, and procedures in place designed to protect employee, business, Affiliate, and Affiliate client data in the event of an emergency or natural disaster.
For more information regarding our information security program, please see our 2025 Annual Report on Form 10-K under
“Item 1C. Cybersecurity.”
Related Person Transaction and Conflicts of Interest Oversight: Pursuant to its charter, the Audit Committee is responsible for reviewing any related person transaction identified by management or other directors. In accordance with this authority, the Committee has determined that there have been no related person transactions requiring disclosure under Item
404(a) of Regulation S-K other than those discussed below under the caption “Other Matters—Related Person Transactions.” Each director, officer, and employee of the Company is also subject to our Code of Business Conduct and Ethics, which sets forth guidelines to which AMG’s directors, officers, and employees are expected to adhere in the conduct of the Company’s business, including with respect to identifying, reporting, and resolving potential or actual conflicts of interest resulting from related person transactions or otherwise.
Policies and Procedures Regarding Related Person Transactions: The Audit Committee must approve all related person transactions under the Company’s written policy. A related person transaction is any transaction that is reportable by the Company under paragraph (a) of Item 404 of Regulation S-K in which the Company or one of its wholly owned subsidiaries or majority-owned
Affiliates is or will be a participant and the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, any person known to the Company to be a beneficial owner of 5% or more of its voting securities, or an immediate family member of any of the foregoing has or will have a direct or indirect material interest. Pursuant to the policy, potential related person transactions are reported to the General Counsel who evaluates the potential transaction to determine whether it is a potential related person transaction. If it is, the General Counsel reports the potential transaction to the Audit
Committee for review. The policy also authorizes the Chair of the Audit Committee to ratify, rescind, or take any such other action required with respect to any related person transaction not previously approved or ratified under the policy that comes to the
General Counsel’s attention. The policy sets forth the standards of review to be considered in deciding whether to approve or ratify related person transactions.
In addition, the Audit Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include: (i) employment as an executive officer, if the related compensation is approved (or recommended to the Board of Directors for approval) by the Compensation Committee; (ii) any compensation paid to a director if the compensation is consistent with the Company’s director compensation policies and is required to be reported in the
Company’s proxy statement under applicable compensation disclosure requirements; (iii) any transaction with another company at which a related person’s only relationship is as (x) an employee (other than an executive officer) or director, (y) beneficial owner of less than 10%, together with such related person’s immediate family members, of that company’s equity, or (z) in the case of partnerships, a limited partner, if the limited partner, together with such limited partner’s immediate family members, has an interest of less than 10% and the limited partner does not hold another position in the partnership, if, in each case, the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenue; (iv) any charitable contribution, grant, or endowment by the Company or the Company’s charitable foundation to a charitable organization, foundation, or university at which a related person’s only relationship is as an employee (other than an executive officer), if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of such charitable organization’s total annual receipts; (v) any transaction where the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis, such as dividends; (vi) any transaction involving a related person where the rates or charges involved are determined by competitive bids; (vii) indemnification and advancement of expenses made pursuant to the Company’s Certificate of Incorporation (as amended, the “Charter”) or By-laws, or pursuant to any agreement; and
(viii) any service provided by the Company to any related person, provided that such service is in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable services provided to non-related persons.
Insider Trading Policy and Procedures: We maintain an insider trading compliance program consisting of integrated policies, procedures, controls, and practices, that, together, represent our systematic approach to facilitating the oversight, management, and mitigation of insider trading risks across our organization. The foundation of this program is the Company’s
Insider Trading Policy and Procedures (the “Trading Policy”), which governs the purchase, sale, and/or other disposition of
Company securities by AMG’s directors, officers, and employees, each partner, officer, and employee of AMG’s subsidiaries and
Affiliates, as well as by the Company itself. We believe the Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the NYSE listing standards applicable to us. A copy of the Trading Policy was filed as Exhibit 19 to our 2025 Annual Report on Form 10-K.
Prohibition Against Hedging and Pledging Transactions: Pursuant to the Trading Policy, all directors, officers, and employees of the Company and its subsidiaries, including spouses and immediate family members of such persons, are prohibited from engaging in short sales or any other form of hedging transaction involving Company securities, or other transactions resulting in net short exposures, as well as from purchasing Company securities on margin, pledging Company securities as collateral for a loan, or otherwise borrowing against Company securities. We believe our anti-hedging and anti-pledging policies further align our directors’ and our officers’ interests with those of our stockholders.
Compensation Committee Interlocks and Insider Participation: The members of the Compensation Committee during fiscal year 2025 include those individuals set forth above under “Compensation Committee.” No person who served as a member of the Compensation Committee during 2025 has been an officer or employee of the Company or has been involved in any related person transactions. No executive officer of the Company serves on the compensation committee or board of directors of another company that has an executive officer that serves (or served during 2025) on the Company’s Compensation Committee or Board of
Directors.
Stockholder and Interested Party Communications: Stockholders and other interested parties may communicate directly with the Board of Directors and the Board Chair as follows:

Stockholder Communications

Board of Directors
Any communications to the full Board of Directors may be directed to
Kavita Padiyar, General Counsel and Corporate Secretary of the
Company, who would discuss as appropriate with the Board of Directors
Kavita Padiyar Affiliated Managers Group, Inc. 1001 U.S. Highway One North Jupiter, Florida 33477

Board Chair	A stockholder or other interested party may communicate directly with Mr. Starr, the Board Chair, by sending a confidential letter addressed to his attention	Loren M. Starr, Board Chair c/o Affiliated Managers Group, Inc. 1001 U.S. Highway One North Jupiter, Florida 33477
Availability of Corporate Governance Documents: We maintain a Company website that includes, among other items, the
Corporate Governance Guidelines; the Code of Business Conduct and Ethics applicable to all directors, officers, and employees;
the Code of Ethics applicable to our President and Chief Executive Officer, Chief Financial Officer, and other senior financial officers; and the charters for the Audit, Compensation, and Nominating and Governance Committees. This information is available on the “Investor Relations” section of our website, www.amg.com, under “Corporate Governance—Policies, Procedures and
Guidelines,” or for the Committee charters under “Corporate Governance—Board of Directors,” but is not incorporated by reference into this Proxy Statement. If we make any substantive amendment to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to certain executive officers, we are obligated to disclose the nature of such amendment or waiver, the name of the person to whom any waiver was granted, and the date of waiver on our website or in a
Current Report on Form 8-K.

Information Regarding Executive Officers of the Company
The name, age (as of April 15, 2026), and position of each current executive officer, as well as a description of their business experience and past employment during at least the last five years, are set forth below, including Cheerag B. Patel, Head of Affiliate
Engagement and Co-Head of Affiliate Partnerships, who was recently appointed as an executive officer, effective as of April 15,
2026:

Executive Officer Information
Name and Position	Age	Biographical Information

Jay C. Horgen President and Chief Executive Officer	55	For the biographical information of Mr. Horgen, see “Information Regarding the Nominees” above.

Dava E. Ritchea Chief Financial Officer	41
Ms. Ritchea is the Chief Financial Officer of the Company. She joined AMG in 2024 from Sculptor Capital
Management, Inc. (“Sculptor”), which was publicly listed until its acquisition by Rithm Capital Corp.; she served as Sculptor’s Chief Financial Officer since 2021, and also served as a member of the firm’s Partner
Management Committee. Prior to joining Sculptor, Ms. Ritchea served as Chief Financial Officer at Assured
Investment Management LLC (formerly known as BlueMountain Capital Management, LLC) from 2017 to
2021. Earlier in her career, Ms. Ritchea served in investment banking and strategy roles at each of Credit
Suisse Group AG, Barclays Capital Inc., and Lehman Brothers Inc. Ms. Ritchea received a B.S. in Business
Administration from Carnegie Mellon University.

Kavita Padiyar General Counsel and Corporate Secretary	43
Ms. Padiyar is AMG’s General Counsel and Corporate Secretary, and oversees public company activities, corporate legal matters, and the Company’s regulatory, compliance, enterprise risk management, corporate philanthropy, and human capital functions. Prior to joining AMG in 2011, Ms. Padiyar was a Corporate
Associate at Ropes & Gray LLP, focusing on corporate matters, including investment management and debt financing. Ms. Padiyar received a B.A. in English and Sociology from the University of Michigan, and a J.D.
from Harvard Law School.

Cheerag B. Patel Head of Affiliate Engagement Co-Head of Affiliate Partnerships	40
Mr. Patel is Head of Affiliate Engagement and Co-Head of Affiliate Partnerships, setting AMG’s strategy with respect to its Affiliates and their growth opportunities, and works with Affiliates on strategic matters. Prior to joining AMG in 2014, Mr. Patel worked in the Asset Management Strategy and Business Development Group
of Fidelity Investments; he previously served in the Firmwide Strategy Group of Goldman, Sachs & Co. Mr.
Patel received a B.S. from The Wharton School at the University of Pennsylvania.

Jay C. Horgen President and Chief Executive Officer	Dava E. Ritchea Chief Financial Officer	Kavita Padiyar General Counsel and Corporate Secretary	Cheerag B. Patel Head of Affiliate Engagement Co-Head of Affiliate Partnerships

COMPENSATION DISCUSSION AND ANALYSIS
This section provides discussion and analysis of our executive compensation program, including the elements of executive compensation, the 2025 compensation results, the rationale and process for reaching these results, and our compensation governance policies. The compensation results discussed are those of our President and Chief Executive Officer, Jay C. Horgen,
and the other named executive officers. Further, Rizwan M. Jamal, our former Head of Affiliate Investments and Managing Director,
Affiliate Partnerships, served in those positions for part of the 2025 performance year and is therefore not the focus of this
Compensation Discussion and Analysis. Please refer to the “Executive Compensation Tables” of this Proxy Statement for additional information.
The Compensation Committee designs the executive compensation program to align management incentives with long-term stockholder interests, and we have a demonstrated history of integrating shareholder feedback into our executive compensation program for more than a decade. Since 2021, the Committee has determined variable performance-based incentive awards for our named executive officers, based on objective, pre-set financial and strategic metrics, in consultation with our independent compensation consultant, Semler Brossy Consulting Group, LLC (our “Compensation Consultant”), and over the past four years the Committee has continued to integrate shareholder feedback in enhancing the program. The overall result has been a formulaic compensation program incorporating an objective, quantitative set of metrics increasingly weighted toward financial measures over time, with long-duration incentive awards to be delivered based on drivers of shareholder value creation in which AMG management plays a critical role.
In 2025, AMG achieved outstanding business results, including record net inflows in alternative strategies, driven by disciplined execution of our growth strategy. These results included significant momentum in liquid alternatives, which achieved 36%
annualized organic growth, primarily driven by demand for tax-aware solutions in the U.S. wealth marketplace, alongside institutional demand for alternative return streams. AMG’s private markets Affiliates also continued to achieve strong growth, achieving an 18% annualized organic growth rate, led by fundraising strength at Pantheon as well as fundraising at Ara Partners,
Abacus Capital Group, EIG Global Energy Partners, Forbion, and Montefiore Investment. Alongside strong growth from existing
Affiliates, our team generated strong earnings growth through capital allocation activity in 2025, having completed four new Affiliate investments, and closing an additional three transactions after year-end. In all seven of these transactions, AMG partnered with leading independent firms operating in areas of secular growth and client demand. We also continued to invest in and alongside our Affiliates, including by collaborating closely to develop attractive products, notably alternative strategies for the U.S. wealth marketplace, in some cases expanding our Affiliates’ reach into new geographies and channels, and by seeding and providing strategic support for new product launches. In addition, through our close collaboration with Affiliate partners toward reaching long-
term strategic objectives, AMG completed the sale of its stakes in three Affiliates, with each transaction delivering a strong outcome for all stakeholders, including AMG’s shareholders, and further enhancing our balance sheet. Proceeds of these transactions were deployed to support growth investments as well as through the return of significant excess capital to shareholders through share repurchases.
The disciplined execution of AMG’s growth strategy by its senior management team, over a multi-year period drove the excellent results in 2025 and strong ongoing business momentum. As a result, AMG’s stock significantly outperformed the Peer
Group over the 1-, 3-, and 5-year periods ended December 31, 2025. AMG stock outperformed the Peer Group median by +49%,
+37%, and +135% in the 1-, 3-, and 5-year periods, respectively. The results of the 2025 Performance Assessment reflected these achievements and the Company’s strong financial performance for the year.

Overview of AMG’s Compensation Program Philosophy
The Compensation Committee has structured our executive compensation program over the long term to further several core objectives, which include the following:
•Attracting, retaining, and motivating key members of senior management
•Closely aligning executive compensation with performance and accomplishments for the year and over the long term
•Aligning AMG executives and other employees with shareholders through share ownership
•Focusing executives on long-term performance with equity incentive awards, with a majority of these awards subject to rigorous pre-
established performance targets measured over forward multi-year periods
•Compensating executives based on a combination of Company performance—on both a relative and absolute basis—and performance in individual roles
•Avoiding incentives that might encourage excessive risk-taking
•Routinely reviewing and evolving our compensation program to incorporate feedback from stockholders and best practices into our executive compensation program design
These objectives inform the design of our compensation program, which includes the following components:
•Awarding fixed and variable Annual Incentive Compensation in an appropriate mix to align management incentives with shareholder value creation
•Performing market comparisons to ensure that our compensation is in line with that of our Peer Group
•Implementing strong compensation governance practices within a robust corporate governance framework

Compensation Governance Practices
AMG’s Board of Directors is committed to maintaining responsible compensation practices, and believes that rewards for the
Company’s senior leaders should be commensurate with the results they achieve for our stockholders. Our strong governance procedures and practices with respect to employment and compensation include the following:

What we do	What we don’t do

•Annual Say-on-Pay vote
•Caps on Total Compensation for each NEO, including the CEO
•Annual cap on independent director equity awards
•Equity ownership guidelines for NEOs and directors, as well as an equity holding policy for executive officers
•One-year minimum vesting on equity awards
•Double-trigger vesting upon change in control
•Clawback policies
•Mitigation of dilutive impact of equity awards through share repurchases
•Formulaic Performance Assessment scorecard; pre-set objective quantitative metrics drive 100% of the assessment score, with achievement caps on each individual metric
•Significant portion of overall variable compensation is in
performance-based equity awards, with delivery tied to the
achievement of pre-established performance targets based on key business metrics; majority of total equity awards are performance-
based
•A thorough risk assessment process, as described under “Risk
Considerations in our Compensation Program” below
•Retain an independent compensation consultant

•No employment agreements with any NEOs, including the CEO
•No golden parachute change in control agreements with
executives
•No tax reimbursements or gross-ups for perquisites
•No hedging or pledging of AMG securities by directors or officers
•No option re-pricing or buy-outs of underwater stock options
•No option grants with exercise price below grant date stock price
•No payment of dividends on equity awards prior to vesting
•No liberal share counting or recycling of shares tendered or surrendered to pay the exercise cost or tax obligation of grants
•No “evergreen” equity plan feature
•No excessive perquisites

Shareholder and Proxy Advisory Firm Feedback and Surveys
To ensure that the Board of Directors, including the Compensation Committee, is apprised of stockholder and proxy advisory firm views, we regularly meet with and survey these constituents regarding our executive compensation program. The
Compensation Committee recognizes that in enhancing the compensation program, stockholder input has been and continues to be critical for ensuring the continued alignment of management and stockholder interests. As part of this process, we conduct regular outreach initiatives with our largest stockholders throughout the year, and we have a demonstrated history of integrating shareholder feedback into our executive compensation program design. In 2025, 97% of the votes cast by stockholders supported our Say-on-Pay proposal, expressing continued strong support for our executive compensation program design and its demonstrated linkage of pay-for-performance, as well as the significant integration of shareholder feedback.
As in previous years, shareholder feedback gathered throughout the year was carefully considered, along with input from our
Compensation Consultant, as well as commentary and feedback from proxy advisory firms, as described in our “2025
Compensation Program Overview and Enhancements” table on page 6.

Policies to Promote Director and Officer Equity Ownership
We believe that equity ownership by AMG’s executive officers and directors aligns their interests with those of our stockholders. AMG has two formal policies designed to promote the long-term accumulation and retention of equity in the Company by executives and directors. The Equity Holding Policy was first implemented in 2019, and together with the Equity Ownership
Guidelines, represents an industry-leading set of policies to further cultivate an ownership mindset among senior executives, with direct and substantial alignment with stockholders through ownership of vested, unrestricted shares of AMG stock.
In addition to these formal policies, AMG’s directors and executives have demonstrated their commitment to the long-term accumulation and retention of equity through open market purchases of shares of our common stock on multiple occasions. Since his May 2019 appointment, Mr. Horgen has purchased 52,000 shares in the open market and today owns 2.2% of AMG’s outstanding common stock. For the shares owned by year since 2023 by our Chief Executive Officer, senior management, and our
Chief Executive Officer, senior management, and current independent directors in the aggregate, please see our “Governance
Highlights” section on page 5.

Equity Ownership Guidelines and Holding Policy

Equity Ownership Guidelines
•Implemented in 2011, AMG’s Equity Ownership Guidelines provide that an executive officer or director should own equity in the amount of:
–10x annual base salary in the case of the President and Chief Executive Officer
–7x annual base salary in the case of other named executive officers
–5x base annual fees for service in the case of independent directors
•Shares underlying outstanding stock options and unearned performance awards are not counted for purposes of meeting these guidelines
•Executives and directors are strongly encouraged to meet these ownership guidelines within five years of becoming an executive officer, or three years of becoming a director
•Includes a restriction on selling shares of AMG stock while the equity ownership of the director or executive does not exceed the required level through the accumulation period
•All executive officers and directors currently satisfy these Equity Ownership Guidelines to the extent applicable

Equity Holding Policy
•Equity Holding Policy first implemented in 2019 applies to all executive officers as well as other members of senior management granted one-time long-term equity awards
•Imposes additional restrictions on sales of AMG stock
–No sales by CEO permitted unless vested, unrestricted shares held exceeds 2x Total Annual Compensation
–No sales by non-CEO executive officers permitted unless vested, unrestricted shares held exceeds 1x Total
Annual Compensation
–Once such holding thresholds are met, policy limits amount of annual sales permitted unless the individual’s share ownership is at least 3x Total Annual Compensation, ensuring that management continues to increase, and/or maintain significant, AMG equity ownership over time
–Certain one-time awards granted to executive officers are also subject to holding periods under the policy, requiring the awards to be held for six to seven years from the time of grant
•Total Annual Compensation comprises the total amount of the executive officer’s cash compensation (including salary and cash bonus) and equity or other deferred compensation (based on the grant date fair value) received for performance with respect to the year prior to measurement, excluding one-time cash or equity grants
•Equity eligible for determining compliance includes unrestricted shares of AMG stock, whether acquired through award vesting, option exercises, open market purchases, or otherwise, and excludes unvested awards, undelivered performance awards, unexercised options, and shares surrendered to AMG to satisfy tax withholding obligations or fund the exercise of options or other equity awards
•Holding period and other policy requirements may be waived in certain circumstances from time to time

Named Executive Officer Annual Compensation Determination Process and Results
The Compensation Committee’s annual compensation determination process begins during Committee meetings early in the performance year and continues throughout the year, with periodic reviews of the Company’s financial performance on both a relative and absolute basis, and progress on various strategic objectives, as well as discussions regarding the principles and continuing effectiveness of the compensation program. Our President and Chief Executive Officer may attend such Compensation
Committee meetings at the request of the Committee to participate in discussions concerning the compensation of other members of executive management, but does not participate in decisions regarding his own compensation, which occur in executive sessions. In considering whether to retain the Compensation Consultant (Semler Brossy) for assistance with its annual compensation determination process, the Compensation Committee evaluates the Compensation Consultant’s independence in accordance with SEC and NYSE rules and has determined that the Compensation Consultant’s work does not raise any conflicts.
Our Compensation Consultant provides input and advice to the Compensation Committee, and to the Chair of the Committee in
particular, at key points throughout the year, and they meet during the year to consider the executive and director compensation of the peer companies set forth in this “Compensation Discussion and Analysis” section (our “Peer Group”) and potential structures for incentive awards. The Committee considers the components of the compensation program (including the mix of compensation elements, market-level compensation, and our compensation governance practices) in analyzing the extent to which the program furthers the Committee’s objectives of aligning compensation with shareholder value creation while retaining and motivating our executives. As discussed above, the Committee also seeks feedback from stockholders and proxy advisory firms in an ongoing engagement cycle, and takes that feedback into account in both enhancing the compensation program design, as well as in the
Committee’s final compensation determinations for the year.
For the applicable performance year, through a formulaic process based on objective performance metrics, the Compensation
Committee considers the Company’s accomplishments during the year and over the long term, on both an absolute basis and relative to our Peer Group, and considers the individual roles of our executive officers, to establish the amount of annual cash bonus and long-term equity incentive awards (“Annual Incentive Compensation”) for each executive. The following provides an overview of the outcome of the incentive compensation determination process for our President and Chief Executive Officer and our other named executive officers.
The Compensation Committee sets Target Total Payout amounts for each named executive officer, including for performance year 2025 a target for the Chief Executive Officer at the median of the CEO compensation of the Peer Group. The result of the quantitative scorecard assessment drives the incentive award payout to each named executive officer, including quantum (for the
Chief Executive Officer in 2025, above or below the Peer Group median) and mix across short- and long-term incentive awards.
The incentive determination process and ultimate payout structure reflect the Committee’s executive compensation program philosophy of closely aligning management incentives with business performance and long-term stockholder interests. Variable performance-based incentive awards account for the substantial majority of Annual Incentive Compensation for each executive –
the majority of Annual Incentive Compensation is in the form of equity incentive awards (beginning in performance year 2024, the delivery of 75% of the grant value of these equity incentive awards is tied to the achievement of rigorous pre-established performance targets, compared with 60% in prior years).
Having calculated the results of the Performance Assessment scorecard, the Committee reviewed the output from the weighted average score applied to the target Chief Executive Officer compensation, which produced total incentive compensation awards for 2025 consistent with the design of the plan, and was limited by the overall cap on Total Compensation that was set as part of the compensation determination process.

All dollar amounts displayed in the following steps in millions.

Review and Set Metric Targets for Quantitative Scorecard Assessment
Metric targets set across nine quantified, objective, and pre-set metrics which are viewed by shareholders as key performance indicators for AMG’s business, and as being consistent with management’s ability to drive value creation

The Compensation Committee periodically reviews the metric targets for the quantitative scorecard assessment and, as appropriate, implements refinements based on shareholder feedback, prevailing macroeconomic and industry conditions, the
Company’s business performance and strategic objectives, and other related considerations. Beginning in performance year 2023, the Compensation Committee implemented a 50% threshold level for both absolute earnings-related metrics, resulting in
Committee-set or natural threshold values applying to 78% of the Performance Assessment scorecard. For performance year 2025, the Compensation Committee did not implement any changes to the metrics or metric target-setting methodology for the quantitative scorecard assessment.

Determine Peer Group to set NEO Target Payouts along with
maximum payout levels
CEO Target Total Payout was set at the Peer Median ($14.1mm); cap on Total Compensation set
at $17.5mm (reviewed and considered by the Compensation Committee annually; unchanged from prior years)
Non-CEO NEO Target Payouts are informed by peer medians and other benchmarking data, and incorporate individuals’ AMG roles and responsibilities; individual caps established by the
Compensation Committee
$14.1 CEO Target $17.5 CEO Maximum
The Compensation Committee regularly reviews our Peer Group to ensure its ongoing relevance throughout the various stages of the Company’s growth and evolution, and to reflect on developments among our peers. In determining the Company’s
Peer Group on an annual basis, the Compensation Committee applies a principles-based approach in considering both industry-
and company-specific dynamics to identify the peers with which we compete for talent, client assets, and stockholder capital. As a result, the Committee focuses on peers within the asset management industry, as well as financial services companies with significant investment management components to their businesses, and does not, for example, include retail or investment banks, brokerage or custodian firms, or insurance companies. The Committee believes that success in the asset management industry, in particular, relies heavily on human talent, given the service-oriented and fee-based business model. In addition, the Compensation
Committee recognizes that the companies within our Peer Group vary by business strategy, product concentration, and overall profitability. The nature of the roles of executives also varies by firm. For example, our senior management team has a differentiated skill-set in executing our unique business strategy of engaging in long-term partnerships with outstanding independent, partner-owned investment management firms. The Committee takes Peer Group comparisons into account and also forms its own perspective on appropriate compensation levels, considering additional factors with respect to unique elements of
AMG officer roles and responsibilities.

Our Peer Group was revised in 2025 with the
removal of Blue Owl and Virtus and the addition of
StepStone and T. Rowe to better reflect the
Company’s size and strategic focus.
The CEO Target Total Payout was set at $14.1
million, the median CEO compensation of the
revised Peer Group.
The CEO Target Total Payout increased 6%
relative to the prior-year CEO Target Total Payout of
$13.3 million, driven by higher compensation for
CEOs in the Peer Group. The revisions to the Peer
Group for performance year 2025 had no impact on
the CEO Target Total Payout. AMG’s Adjusted
EBITDA increased 11% in 2025, relative to 2024.

Current Peer Group ($B)

12 Peers	Market Capitalization as of 12/31/2025

AllianceBernstein Holding L.P.	$11.3
Artisan Partners Asset Management Inc.	3.3
The Carlyle Group Inc.	21.1
Federated Hermes, Inc.	3.8
Franklin Resources, Inc.	12.4
Invesco Ltd.	11.9
Janus Henderson Group plc	7.2
Lazard, Inc.	5.2
StepStone Group, Inc.	7.9
TPG Inc.	24.2
T. Rowe Price Group, Inc.	22.4
Victory Capital Holdings, Inc.	4.1
Peer Median	$9.6
AMG	$8.3

For 2025, Total Compensation for our Chief Executive Officer was capped at $17.5 million. The cap, which is reviewed and considered by the Committee on an annual basis, and confirmed prior to year-end, was unchanged from that set by the Committee in prior years.
For 2025, the Target Total Payouts set for each other named executive officer was informed by the median of comparable roles at Peer Group companies, other industry benchmark data as advised by the independent Compensation Consultant, and the individual executive’s role, responsibilities, and tenure at the Company.
In the case of Ms. Ritchea, Chief Financial Officer, the Target Total Payout reflected leadership in AMG’s financial functions.
For Ms. Padiyar, General Counsel, the Target Total Payout reflected leadership in corporate legal and regulatory matters.
For Mr. Wojcik, Chief Operating Officer during 2025, the Target Total Payout reflected Mr. Wojcik’s leadership in overseeing the
Company’s capital formation capabilities and other commercial and strategic areas, and was the median of peer benchmarking data utilizing similar executive officer roles among AMG’s Peer Group.
In an approach aligned with those of prior years, the Compensation Committee applied a notional cap on Total Compensation, inclusive of Annual Incentive Compensation for each of the named executive officers other than the Chief Executive Officer, which in performance year 2025 included our Chief Financial Officer, General Counsel, and Chief Operating Officer, of $10.0 million.
Notional caps for all named executed officers are reviewed and considered by the Committee on an annual basis.

Calculate Performance Assessment scoring after year-end Upon completion of annual external audit, Performance Assessment score is finalized via weighted achievement levels of individual metrics (score of 100% implies median performance)	134%
The following table displays the 2025 targets and 2025 actual results for each individual metric considered in the
Compensation Committee’s scorecard assessment. The scorecard was designed based on financial and strategic metrics that are expected to drive the performance of the business and share price over time. The Committee implemented a cap of 200% on the achievement level of each individual metric in addition to an aggregate cap on compensation. A score above 100% implies a payout above the target level. The final score of 134% incorporated the individual metric caps, and reflected strong financial and operating performance for performance year 2025, measured against objective pre-determined targets in areas regarded as key performance indicators by shareholders, and viewed by shareholders as indicative of management’s ability to drive shareholder value creation:

		2025
Metrics	Weight	Target	Actual	Score

Annual Adjusted EBITDA ($mm) (Target was +3% vs. prior year result)[1]	11.1%	$1,002	$1,077	107%
Annual EEPS (Economic Earnings Per Share) (Target was +5% vs. prior year result)[1]	11.1%	$22.43	$26.05	116%
EEPS / GAAP EPS as Adjusted Growth Percentile Rank (3-Year Composite, relative to peers)	11.1%	50%	47%	94%
Total Stockholder Return: Absolute (1-, 3-, and 5-Year Composite)[2]	11.1%	10%	32%	200%
Total Stockholder Return: Relative (1-, 3-, and 5-Year Composite)[2]	11.1%	50%	77%	154%
3-Year Rolling Yield on New Affiliate Investments	11.1%	12%	12%	97%
3-Year Rolling Adjusted Return on Capital	11.1%	10%	33%	200%
AUM Contribution from Selected Strategic Target Areas	11.1%	46%	52%	114%
Employee Engagement Score	11.1%	75%	93%	124%
Total Incentive Compensation	100%			134%
1.2024 actual Annual Adjusted EBITDA was $973.1 million and 2024 actual Annual EEPS was $21.36 per share. Additional information regarding non-GAAP financial performance measures can be found in AMG’s 2025 Annual Report on Form 10-K under “Supplemental
Financial Performance Measures.”
2.Composite weights of 30%, 50%, and 20% for 1-year, 3-year, and 5-year return periods, respectively.
Performance targets used in the Performance Assessment are designed to align management incentives with shareholder value creation, and take into account factors known at the time. Actual results may be impacted by a number of external factors, including macroeconomic factors, market changes, and regulatory or political changes, as well as other factors such as share repurchases and investments in new and existing Affiliates, which may not be anticipated and could significantly impact AMG’s business. Financial targets are not intended to be a form of guidance or a prediction of AMG’s performance during the performance year or in any future period. See “Forward-Looking Statements.” EEPS / GAAP EPS
Growth Percentile Rank relative to peers is determined using reported peer data for adjusted EPS or GAAP EPS (further adjusted for amortization expense where applicable) or sell-side estimates dependent on availability at the time of the January meeting of the Compensation Committee for the performance year determination. AUM Contribution from Selected Strategic Target Areas is based on information sourced from Affiliates.
Employee Engagement Score pertains to AMG’s employees and not those of our Affiliates. Through our innovative partnership approach, each
Affiliate’s management team retains operational autonomy in day-to-day business management and decisions, including with respect to their human capital. Displayed figures above for 2025 actual results reflect rounded values. Additional information regarding the calculations of these measures is included below under “Summary of Performance Assessment Target Descriptions and Rationale, and 2025 Target-Setting Process.”

Calculate Annual Incentive Compensation amount
Apply weighted score of 134% to the Target Total Payout, which yielded $18.2mm in Annual
Incentive Compensation. Following the Compensation Committee’s application of the pre-set cap on Total Compensation to the formulaic Total Compensation payout of $19.0mm, Annual
Incentive Compensation was reduced by $(1.5)mm, or (8)%, to $16.8mm
$16.8 CEO Incentive Compensation
The weighted Performance Assessment score of 134% was applied to the Target Total Payout for our President and Chief
Executive Officer to produce Annual Incentive Compensation of $18.2 million. After the Committee applied the pre-set $17.5 million cap on Total Compensation for the CEO, the resulting Annual Incentive Compensation was $16.8 million, or $(1.5) million lower than the formulaic Performance Assessment scorecard result.
The weighted Performance Assessment score of 134% produced Annual Incentive Compensation of $4.5 million for the Chief
Financial Officer and $3.4 million for the General Counsel.

Formulaically derive Annual Incentive Compensation payouts
(cash and equity)
(i)Determine the mix of cash bonus and total long-term equity incentive awards, using a pre-
established tiered formula
(ii)Allocate the equity awards across performance-based and time-based equity awards
CEO Incentive Awards
$6.5 Cash
$7.7 Perf.-Based Equity
$2.6 Time-Based Equity
The final amount of Annual Incentive Compensation for the President and Chief Executive Officer was then allocated between cash bonus and long-term equity awards using a pre-established tiered formula, consistent with that used in prior years, in which the first $5 million in incentive compensation is split as 50% equity and 50% cash, the next $5 million is split as 60% equity and
40% cash, and any incentive compensation thereafter is split as 70% equity and 30% cash. The application of the pre-established tiered formula resulted in a formulaic cash bonus of $6.5 million (39%) and a formulaic equity incentive award amount of $10.2 million (61%) for the President and Chief Executive Officer. This formulaic equity incentive award amount was granted 25% in the form of Long-Term Deferred Equity Awards and 75% in the form of Long-Term Performance Achievement Awards, consistent with the Committee’s newly adopted targeted allocations beginning for performance year 2024.
Long-Term Performance Achievement Awards were granted with three-year cliff vesting and are tied to rigorous, transparent
Average ROE targets measured over the three-year performance period. These awards are only deliverable if minimum Average
ROE levels are met (measured over the applicable performance measurement period).
The Compensation Committee reviews the Average ROE target at least annually, and increased the rigor of the target for awards (achievement levels at which 100% of the shares would be delivered) issued in respect of performance year 2025 to 17–
18%, an increase from 16-17% for 2024. If Average ROE over the measurement periods for such awards is (i) below 11%, no shares underlying the initial award will be issued and distributed; and (ii) between 11% and 23%, a ratable portion between 40%
and up to a maximum of 150% of the shares underlying the initial award will be issued and distributed.
In March 2025, following her promotion to General Counsel the prior year, the Compensation Committee also granted a one-
time, long-term award of restricted stock units to Ms. Padiyar with a grant date value of $1.5 million, to further align Ms. Padiyar with the objective of long-term value creation for the Company’s stockholders, and enhance retention. As further described in the
“Executive Compensation Tables” section of this Proxy Statement, the award is fully subject to performance-based conditions based on the Company’s level of achievement measured against pre-established performance targets measuring both the
Company’s Average ROE and a cumulative EEPS metric over a five-year measurement period ending on December 31, 2029.

Discussion of Former President & Chief Operating Officer Compensation Determination Process and Results
Mr. Wojcik provided a full year of service in performance year 2025, serving as Chief Operating Officer for the first five months of the year, and as President and Chief Operating Officer for the balance of 2025. In June 2025, in connection with his appointment to President, the Compensation Committee had granted a one-time, long-term award of restricted stock units with a grant date value of $5 million (fully subject to performance-based conditions), to further align Mr. Wojcik with the objective of long-term value creation for the Company’s stockholders, which was later forfeited as a result of the termination of his employment on March 6,
2026 (see below).
Had Mr. Wojcik remained employed by the Company, he would have been eligible for Total Compensation in respect of performance year 2025 of up to $11.3 million, including up to $4.7 million in cash bonus and $6.1 million in equity awards, pursuant to AMG’s incentive determination process, subject to limitations including the pre-set cap on Total Compensation, which would have applied.
However, in February 2026, in connection with the termination of Mr. Wojcik’s employment, the Compensation Committee, following input and guidance from our Compensation Consultant, approved a separation and release agreement which was subsequently signed by Mr. Wojcik (the “Separation Agreement”), pursuant to which Mr. Wojcik ceased to participate in the
Company’s 2025 incentive compensation program and all of Mr. Wojcik’s outstanding unvested equity awards (71,629 shares of the Company’s common stock, representing target-level achievement for awards subject to performance conditions) were canceled and terminated, as of his termination date (March 6, 2026). As consideration for such Separation Agreement, including a general release of claims in favor of the Company, Mr. Wojcik received $4.3 million in short-term cash bonus compensation in respect of performance year 2025 as well as certain additional payments as described in the “Executive Compensation Tables – Severance and Potential Termination and Change in Control Compensation and Benefits” section of this Proxy Statement.

Summary of Performance Assessment Target Descriptions and Rationale, and 2025 Target-Setting Process
The following is a summary of the metrics utilized in the Performance Assessment scorecard, including the rationale for including each metric and the methodology used in setting the individual metric targets. In setting the targets for the revised quantitative scorecard during the first half of the year, the Compensation Committee employed a disciplined methodology, relying on informed views of performance expectations.

Incentive Compensation Performance Assessment: Metric Descriptions / Rationale and Target-Setting Methodology
Metric	Description / Rationale	Target-Setting Methodology

Annual Adjusted EBITDA
•Key top-line growth metric at AMG tied to the long-term
value creation of the business, measuring AMG profit net of
interest expense, taxes, and non-cash depreciation and
amortization, among other items; indicates the condition of
AMG’s Affiliate earnings on an ownership-weighted basis,
the efficacy of capital reinvested for growth, and
management of corporate expenses; please refer to AMG’s
most recent Annual Report on Form 10-K for a full definition

•Annual growth in Adjusted EBITDA is influenced by the
following primary factors:
1.Change in market asset levels for the year (time
weighted), estimated based on publicly available
market composite data (“Beta”);
2.Relative investment performance by AMG’s
Affiliates;
3.Asset-based fee rates and annual performance
fee earnings generation;
4.Annual expenses incurred by AMG and certain
of our Affiliates;
5.AMG’s ownership levels across our Affiliate
group; and
6.Adjusted EBITDA contributed by new Affiliate
investments
•For performance year 2025, the Committee adopted a
target of +3% growth relative to reported Adjusted
EBITDA for 2024
•We believe that the resulting target is a rigorous metric
given that the year-over-year change in Adjusted
EBITDA is reflective of management’s execution
against its strategy (described above) and regardless
of the impact of Beta on AMG’s business across a
range of reasonable market outcome scenarios
•Beginning in 2023, a minimum threshold was included
in measuring this metric, set at 50% of the target, and
below which the metric would result in 0%
achievement

Annual Economic Earnings per Share (EEPS)
•Most comprehensive measure of overall earnings
contribution on a per-unit basis; please refer to AMG’s most recent Annual Report on Form 10-K for a full definition
•Incorporates aggregate condition of Affiliates, corporate
expenses, capital structure, tax exposure, and the full
weight of capital allocation decisions (deployment of capital into growth investments and share repurchases)

•EEPS is a key non-GAAP performance metric
•Annual growth in EEPS is influenced by similar
principal factors that affect Adjusted EBITDA (see #s
1-6 above) and also includes the impact of taxes,
interest expense, and share repurchases
•For performance year 2025, the Committee adopted a
target of +5% growth relative to the prior-year actual
achievement, consistent with the approach for
performance year 2024
•We believe that the resulting EEPS target is a rigorous
metric given that the year-over-year change in EEPS is
reflective of management’s execution against its
strategy, regardless of the impact of Beta on AMG’s
business across a range of reasonable market
outcome scenarios
•Beginning in 2023, a minimum threshold was included
in measuring this metric, set at 50% of the target, and
below which the metric would result in 0% achievement

Incentive Compensation Performance Assessment: Metric Descriptions / Rationale and Target-Setting Methodology (cont.)
Metric	Description / Rationale	Target-Setting Methodology

Relative Earnings Growth: Percentile Rank
•Relative growth ranking vs. Peer Group across GAAP EPS
and EEPS (equally-weighted); relative metric reduces
impact of macro factors
•EEPS is one of AMG’s key performance metrics, but must
be calculated by us for certain peers that do not disclose a comparable metric. Given that all public companies must
report under GAAP, diluted GAAP EPS is included in the
composite metric, enhancing conformity across the Peer
Group. Idiosyncratic issues across each metric are offset by equally weighting EEPS vs. GAAP EPS; short-term
anomalies are offset by comparing across a 3-year period

•Target for AMG’s relative growth ranking vs. Peer
Group across GAAP EPS and EEPS (equally-
weighted) is the peer median (50th percentile); a score
of 100% indicates median performance
•Given that this is a relative metric, minimum threshold
for this metric of 0% based on relative ranking with
Peer Group and maximum score capped at 200%

Absolute TSR
•TSR metrics directly link Performance Assessment with
shareholder investment experience
•Absolute metric accounts for AMG’s unique exposures that
are not captured in the Peer Group
•1- / 3- / 5-year composites (with 30% / 50% / 20% weights,
respectively) recognize annual performance while also
aligning incentives with longer-term stockholder return

•Target for the Absolute TSR, Annualized, metric (1-, 3-,
and 5-Year Composite) was set at 10%, given cost of
capital estimated utilizing the Capital Asset Pricing
Model (“CAPM”), including assumptions for the risk-
free rate, equity risk premium, and long-term beta
•Minimum threshold set if composite performance falls
below 0% for measurement period

Relative TSR
•TSR metrics directly link Performance Assessment with
shareholder investment experience
•Relative metric provides comparability with Peer Group and
mitigates macro impact(s) on individual stocks’ return
•1- / 3- / 5-year composites (with 30% / 50% / 20% weights,
respectively) recognize annual performance while also
aligning incentives with longer-term stockholder return

•Target for the Relative TSR, Annualized, metric (1-, 3-,
and 5-Year Composite) was set at the peer median
(50th percentile); a score of 100% indicates median
performance
•Given that this is a relative metric, minimum threshold
for this metric of 0% based on relative ranking with
Peer Group and maximum score capped at 200%

Average Annualized New Investments Yield: 3-Year
•Measures average pre-tax cash returns on new
investments on a 3-year time-weighted basis, therefore
indicating efficacy of effort to invest in new Affiliates over the period; 3-year period offsets short-term anomalies
•Incents a focus on pricing, structure, and long-term growth potential

•Target pre-tax cost of equity of 12% is estimated
utilizing the CAPM, including assumptions for the risk-
free rate, equity risk premium, and long-term beta
•Minimum threshold set if 3-year annualized yield falls
below 0% for measurement period

Average Adjusted Return on Capital: 3-Year
•Time-weighted annual after-tax return on investment from
capital deployed over 3-year period across the combination
of new investments and share repurchases (together
accounting for the significant majority of AMG’s
discretionary capital decisions)
•Incents a disciplined approach to capital allocation across growth investments and share repurchases as
management creates shareholder value over time; 3-year
period offsets short-term anomalies

•Target after-tax cost of capital of 10% is estimated
utilizing the CAPM, including assumptions for the risk-
free rate, equity risk premium, long-term beta, and tax
rate
•Minimum threshold set if 3-year average adjusted
return on capital falls below 0% for measurement
period

AUM Contribution from Selected Strategic Target Areas
•Measures the notional level of AUM dedicated to select
strategic target areas that management has identified as
benefiting from structural, long-term secular tailwinds and
are therefore focus areas for AMG. The selected strategic
target areas include strategies dedicated to private
markets, liquid alternatives, and sustainable investment.
AMG increasingly participates in these secular growth
areas via investments in new Affiliates or collaborating with existing Affiliates in product development or enhancing
capabilities; targets are reconsidered annually to ensure
appropriate progress is incented over time
•Target set relative to the prior-year contribution level of AMG notional AUM in these strategies

Employee Engagement Survey Score	•Percentage of AMG employees indicating overall job satisfaction in formal annual employee engagement survey, relative to industry benchmark satisfaction rate	•Target set relative to an industry benchmark satisfaction rate

Risk Considerations in our Compensation Program
The Compensation Committee has discussed the concept of risk as it relates to our compensation program with our management team and with our Compensation Consultant. The Compensation Committee does not believe that the goals or the underlying philosophy of our compensation program encourage excessive or inappropriate risk-taking, or create risks that are reasonably likely to have a material adverse effect on the Company.
Throughout our compensation program, compensation is aligned with long-term stockholder interests and increases in shareholder value. The named executive officers’ salaries are fixed in amount and typically account for a relatively small minority of their Total Compensation. For 2025, all Annual Incentive Compensation for the Chief Executive Officer, the Chief Financial Officer,
the General Counsel, and the former Chief Operating Officer, was determined by applying the result of the Performance
Assessment, which links incentive award payouts to pre-established performance targets (with caps on the scoring of individual metrics) to a peer-benchmarked pay target, and the Total Compensation of each named executive officer was subject to a maximum payout. The Compensation Committee also reviews the output of the scorecard and the resulting incentive compensation to ensure that the output is consistent with the intent and design of the plan. The Committee could apply incremental discretion (including negative discretion) for a variety of factors, including, but not limited to, a result inconsistent with the plan intent and design, factors that arise after establishing the Peer Group, payout targets, and scorecard metrics earlier in the year, individual performance, or other considerations. No discretion was applied by the Committee in 2025. Annual Incentive
Compensation is then allocated between cash bonus and long-term equity awards using a pre-established tiered formula, resulting in formulaic cash bonus and equity incentive award amounts. In addition, a substantial portion of executive compensation is in the form of equity incentive awards, a majority of which are subject to specific pre-established performance targets, which further aligns executives’ interests with those of our stockholders. We believe that these awards do not encourage excessive or inappropriate risk-taking given that the value of the awards is tied to the Company’s performance, and the awards are subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term performance.
Clawback Policies
To further ensure the alignment of compensation with long-term performance, we maintain a clawback policy that allows for the recoupment of performance-based compensation from executive officers in the event of a material restatement of our financial results due to a material error within three years of the original reporting. In the event of such occurrence, the Board of Directors will review the facts and circumstances that led to the restatement and will take such actions as deemed necessary and appropriate (such as the possible recoupment of incentive compensation of one or more executive officers).
In addition to the Company’s rights of recoupment outlined above, the Board of Directors also adopted the Affiliated Managers
Group, Inc. Clawback Policy (the “NYSE Clawback Policy”), effective as of October 16, 2023, in order to comply with the applicable provisions of Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the NYSE. The NYSE Clawback Policy subjects any incentive-based compensation paid to an executive officer after October 2,
2023 to recoupment if and to the extent the same was paid on the basis of financial results in respect of any of the three most recently completed fiscal years, which results were later restated.
Equity Grant Policy
We grant all equity awards, including stock options, under the terms of an equity grant policy. Pursuant to the policy, the
Compensation Committee generally grants equity awards to our named executive officers in the first quarter, and to directors in the first quarter and in the third quarter, although the Committee retains discretion to grant awards at other times during the year. If the date of a Committee approval of an equity grant falls within a regularly scheduled quarterly blackout period under the Trading
Policy, the awards will not become effective and are not priced until the closing of the last day of the blackout period following the public release of our earnings results for the prior quarter and/or year, as applicable. In all other cases, the effective grant date of any equity awards will be the date of the relevant Committee meeting or written consent.
We do not have any program, plan, or practice to time equity awards to employees or directors in coordination with the release of material non-public information.
Tax Deductibility of Compensation
The availability of tax deductions for cash and equity compensation is one of many factors that the Compensation Committee considers in designing a compensation program that is intended to attract and retain executive talent and to reward our named executive officers for their contributions to the success of the Company.
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1 million paid to any “covered employee” of a publicly held corporation (generally the corporation’s chief executive officer, chief financial officer, and its next three most highly compensated executive officers, in the year that the compensation is paid). The Compensation Committee is committed to maintaining a compensation program and establishing compensation levels that take tax consequences into account, and will continue to consider these issues, while prioritizing a focus on attracting and retaining executive talent and aligning management incentives with long-term stockholder interests.

Compensation Committee Report
The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with our management team. Based on its review and discussions with management, the Compensation Committee recommended to the Board of
Directors that this Compensation Discussion and Analysis be included in this Proxy Statement.
FÉLIX V. MATOS RODRÍGUEZ
TRACY P. PALANDJIAN, CHAIR
LOREN M. STARR

EXECUTIVE COMPENSATION TABLES
The following tables provide information regarding the compensation arrangements for the years indicated with respect to the
Company’s Chief Executive Officer, Chief Financial Officer, and other executive officers during the fiscal year ended December 31,
2025 (collectively, the “named executive officers”).
Equity awards granted in March 2026 in recognition of performance during fiscal year 2025 do not appear in the following
Summary Compensation Table or the Grants of Plan-Based Awards table because SEC rules require equity awards to be reported in these tables in the fiscal year of grant, even in the case of awards intended to compensate executives for performance in a prior year. For information on the equity awards granted in March 2026 in recognition of 2025 performance, please refer to the discussion in the “Compensation Discussion and Analysis” section of this Proxy Statement.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)		All Other Compensation ($)(2)	Total ($)
Jay C. Horgen ................................................	2025	750,000	6,525,000	8,967,000	(3)	69,950	16,311,950
President and Chief Executive Officer	2024	750,000	5,986,000	6,226,000	(4)	68,846	13,030,846
	2023	750,000	4,811,000	8,990,000	(5)	66,823	14,617,823
Dava E. Ritchea(6) .........................................	2025	500,000	1,994,500	1,594,000	(3)	30,700	4,119,200
Chief Financial Officer	2024	375,000	1,594,000	3,500,000	(7)	6,883	5,475,883

Kavita Padiyar(8) ............................................	2025	500,000	1,425,000	2,357,000	(3), (9)	34,175	4,316,175
General Counsel and Corporate Secretary	2024	456,250	857,000	577,500	(4)	32,265	1,923,015

Thomas M. Wojcik(10) ....................................	2025	500,000	4,300,000	8,911,000	(3), (11)	29,125	13,740,125
Former President and Chief Operating Officer	2024	500,000	3,441,000	2,539,000	(4)	28,845	6,508,845
	2023	500,000	2,526,000	3,501,000	(5)	23,640	6,550,640
Rizwan M. Jamal(12) ......................................	2025	250,000	—	1,750,000	(3)	1,350	2,001,350
Former Managing Director, Affiliate Partnerships	2024	500,000	1,750,000	2,539,000	(4)	38,372	4,827,372
	2023	500,000	2,526,000	3,539,000	(5)	32,670	6,597,670

(1)For 2025, amounts represent performance-based cash bonuses awarded in recognition of performance in 2025, determined using the
Performance Assessment scorecard and framework, applying a formulaic score to Target Total Payout levels set based on peer benchmarking, and allocating between cash bonus and long-term equity awards using a pre-established tiered formula, as more fully described in the “Compensation Discussion and Analysis” section of this Proxy Statement. For Mr. Wojcik, the Compensation Committee
determined that Mr. Wojcik would be paid his 2025 performance-based cash bonus so long as he signed, and did not revoke, a general release of claims in favor of the Company in connection with his termination of employment. Mr. Jamal did not receive a performance-based cash bonus for performance year 2025.
(2)For 2025, “All Other Compensation” consisted of, for each named executive officer other than Mr. Jamal, (i) contributions to a 401(k) profit-
sharing or similar pension plan in the amount of $21,000, (ii) medical benefits and long-term disability insurance premiums, and (iii) tax preparation services. Mr. Jamal’s “All Other Compensation” for 2025 consisted of long-term disability insurance premiums. The Company does not provide tax reimbursements for any perquisite. The Company’s executive officers may invest from time to time in Affiliate funds or products under arrangements described in “Other Matters – Related Person Transactions” at no incremental cost to the Company.
(3)Represents the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of the following equity incentive awards consisting of restricted stock units granted under the Company’s 2020 Equity Incentive Plan (the “2020 Stock Plan”) in March 2025 in
recognition of performance in 2024: (i) 2024 Long-Term Deferred Equity Awards granted to Mr. Horgen, Ms. Ritchea, Ms. Padiyar, Mr.
Wojcik, and Mr. Jamal with grant date fair values of $2,241,750, $398,500, $214,250, $977,750, and $1,750,000, respectively, and (ii) 2024
Long-Term Performance Achievement Awards granted to Mr. Horgen, Ms. Ritchea, Ms. Padiyar, and Mr. Wojcik with grant date fair values of
$6,725,250, $1,195,500, $642,750, and $2,933,250, respectively. The portions of the 2024 Long-Term Performance Achievement Awards
that will be eligible to vest will be determined based on the Company’s level of achievement measured against pre-established performance targets measuring the Company’s Average ROE, as defined in “2025 Compensation Program Overview and Enhancements” on page 6, and aggregate annual EEPS (“Cumulative EEPS”), each over a four-year measurement period ending on December 31, 2028. If Average ROE is below 10% for the measurement period, no shares underlying the initial award will be issued and distributed. If Average ROE is between
10% and 22% for the measurement period, a ratable portion between 40% and up to a maximum of 150% of the shares underlying the initial award will be issued and distributed, with 100% of the shares underlying the initial award issued and distributed if an Average ROE of between 16% and 17% is achieved. If Average ROE over the measurement period is at least 10%, an additional ratable portion between
25% and up to a maximum of 50% of the shares underlying the initial award, based on Cumulative EEPS of at least $88 per share and up to or exceeding $95 per share for the measurement period, will be issued and distributed, subject to an aggregate cap of 200% of the shares underlying the initial award. The grant date fair value of the 2024 Long-Term Performance Achievement Awards assumes that the midpoint level of Average ROE will be achieved, and that the minimum Cumulative EEPS will not be achieved. For details on the assumptions made in the valuation of these and the other awards described herein, see the “Share-Based Compensation” note to the Consolidated Financial
Statements included in the Company’s 2025 Annual Report on Form 10-K.
(4)Represents the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of the following equity incentive awards consisting of restricted stock units granted under the 2020 Stock Plan in March 2024 in recognition of performance in 2023: (i) 2023 Long-
Term Deferred Equity Awards granted to Mr. Horgen, Ms. Padiyar, Mr. Wojcik, and Mr. Jamal with grant date fair values of $2,490,000,
$346,500, $1,020,000, and $1,020,000, respectively, and (ii) 2023 Long-Term Performance Achievement Awards granted to Mr. Horgen, Ms.
Padiyar, Mr. Wojcik, and Mr. Jamal with grant date fair values of $3,736,000, $231,000, $1,519,000, and $1,519,000, respectively. The portions of the 2023 Long-Term Performance Achievement Awards that will be eligible to vest will be determined based on the Company’s level of achievement measured against pre-established performance targets measuring the Company’s Average ROE over a three-year measurement period ending on December 31, 2026. If Average ROE is below 10% for the measurement period, no shares underlying the initial award will be issued and distributed. If Average ROE is between 10% and 22% for the measurement period, a ratable portion between
40% and up to a maximum of 150% of the shares underlying the initial award will be issued and distributed, with 100% of the shares underlying the initial award issued and distributed if an Average ROE of between 16% and 17% is achieved. The grant date fair value of the
2023 Long-Term Performance Achievement Awards assumes that the midpoint level of Average ROE will be achieved.
(5)Represents the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of the following equity incentive awards consisting of restricted stock units granted under the 2020 Stock Plan in March 2023 in recognition of performance in 2022: (i) 2022 Long-
Term Deferred Equity Awards granted to Mr. Horgen, Mr. Wojcik, and Mr. Jamal with grant date fair values of $3,147,000, $1,225,000, and
$1,239,000, respectively, (ii) 2022 Long-Term Performance Achievement Awards (three-year cliff vesting) granted to Mr. Horgen, Mr. Wojcik, and Mr. Jamal with grant date fair values of $2,921,500, $1,138,000, and $1,150,000, respectively, and (iii) 2022 Long-Term Performance
Achievement Awards (five-year cliff vesting) granted to Mr. Horgen, Mr. Wojcik, and Mr. Jamal with grant date fair values of $2,921,500,
$1,138,000, and $1,150,000, respectively. The portions of each of the 2022 Long-Term Performance Achievement Awards (three-year cliff vesting) and the 2022 Long-Term Performance Achievement Awards (five-year cliff vesting) that will be eligible to vest will be determined based on the Company’s level of achievement measured against pre-established performance targets measuring the Company’s Average
ROE over a three-year measurement period ending on December 31, 2025, and over a five-year measurement period ending on December
31, 2027, respectively. If Average ROE is below 10% for each of the three- or five-year measurement periods, no shares underlying the applicable initial award will be issued and distributed. If Average ROE is between 10% and 22% for each of the three- or five-year measurement periods, a ratable portion between 40% and up to a maximum of 150% of the shares underlying the applicable initial award will be issued and distributed, with 100% of the shares underlying the applicable initial award issued and distributed if an Average ROE of between 16% and 17% is achieved. The grant date fair value of each of the 2022 Long-Term Performance Achievement Awards (three-year cliff vesting) and 2022 Long-Term Performance Achievement Awards (five-year cliff vesting) assumes that the midpoint level of Average ROE will be achieved.
(6)Ms. Ritchea joined the Company in April 2024 and, therefore, no compensation is included in the table for 2023.
(7)In May 2024, Ms. Ritchea received the following one-time retention and make-whole awards under the 2020 Stock Plan in connection with the commencement of her employment: (i) Long-Term Performance Achievement Award (three-year cliff vesting) with a grant date fair value
(computed in accordance with FASB ASC Topic 718) of $2,625,000 (the “May 2024 Long-Term Performance Achievement Award (three-year cliff vesting)”) and (ii) Long-Term Performance Achievement Award (five-year cliff vesting) with a grant date fair value (computed in accordance with FASB ASC Topic 718) of $875,000 (the “May 2024 Long-Term Performance Achievement Award (five-year cliff vesting)”).
The portions of each of the May 2024 Long-Term Performance Achievement Award (three-year cliff vesting) and the May 2024 Long-Term
Performance Achievement Award (five-year cliff vesting) that will be eligible to vest will be determined based on the Company’s level of achievement measured against pre-established performance targets measuring the Company’s Average ROE over a three-year measurement period ending on December 31, 2026, and over a five-year measurement period ending on December 31, 2028, respectively.
If Average ROE is equal to or less than 11% for each of the three- or five-year measurement periods, 50% of the shares underlying the applicable initial award will be issued and distributed. If Average ROE is between 12% and 22% for each of the three- or five-year measurement periods, a ratable portion between 60% and up to a maximum of 150% of the shares underlying the applicable initial award will be issued and distributed, with 100% of the shares underlying the applicable initial award issued and distributed if an Average ROE of between 16% and 17% is achieved. The grant date fair value of each of the May 2024 Long-Term Performance Achievement Award (three-
year cliff vesting) and the May 2024 Long-Term Performance Achievement Award (five-year cliff vesting) assumes that the midpoint level of
Average ROE will be achieved.
(8)Ms. Padiyar was first designated an executive officer of the Company in April 2024 and, therefore, no compensation is included in the table for 2023.
(9)In March 2025, Ms. Padiyar received a one-time award of restricted stock units under the 2020 Stock Plan, with a grant date fair value
(computed in accordance with FASB ASC Topic 718) of $1,500,000, to further align Ms. Padiyar with the objective of long-term value creation for the Company’s stockholders and enhance retention (the “March 2025 Long-Term Performance Achievement Award”). The
portions of the March 2025 Long-Term Performance Achievement Award that will be eligible to vest will be determined based on the
Company’s level of achievement measured against pre-established performance targets measuring the Company’s Average ROE and
Cumulative EEPS over a five-year measurement period ending on December 31, 2029. If Average ROE is equal to or less than 17% for the five-year measurement period, 100% of the shares underlying the initial award will be issued and distributed. If Average ROE is between
17% and equal to or greater than 22% for the five-year measurement period, a ratable portion between 100% and up to a maximum of 150%
of the shares underlying the initial award will be issued and distributed. An additional ratable portion between 25% and up to a maximum of
50% of the shares underlying the initial award, based on Cumulative EEPS of at least $100 per share and up to or exceeding $117 per share for the measurement period, will also be issued and distributed, subject to an aggregate cap of 200% of the shares underlying the initial award. The grant date fair value of the March 2025 Long-Term Performance Achievement Award assumes that the midpoint level of Average
ROE will be achieved, and that the minimum Cumulative EEPS will not be achieved.
(10)Mr. Wojcik served most recently as our President and Chief Operating Officer until his departure from the Company, effective March 6, 2026.
(11)In June 2025, in connection with Mr. Wojcik’s appointment as President, he received a one-time award of restricted stock units under the
2020 Stock Plan, with a grant date fair value (computed in accordance with FASB ASC Topic 718) of $5,000,000, vesting in March 2030 and fully subject to performance-based conditions, to further align Mr. Wojcik with the objective of long-term value creation for the Company’s stockholders. All of Mr. Wojcik’s outstanding unvested equity awards (including the entire award discussed herein and the portion of the other equity awards discussed above in footnotes (3), (4), and (5)) that remained unvested as of Mr. Wojcik’s termination on March 6, 2026, were canceled and terminated on that date in connection with the termination of Mr. Wojcik’s employment. For additional information on Mr.
Wojcik’s Separation Agreement, please refer to the "Executive Compensation Tables – Severance and Potential Termination and Change in
Control Compensation and Benefits” section of this Proxy Statement.
(12)Mr. Jamal stepped down from his role as Head of Affiliate Investments and as an executive officer of the Company in the first quarter of
2025. Mr. Jamal remained with the Company as Managing Director, Affiliate Partnerships until his departure in the second quarter of 2025.
As Mr. Jamal was eligible for Retirement (as defined in footnote (2) to the “Grants of Plan-Based Awards in Fiscal Year 2025” table below), qualifying awards have continued to vest post-termination in accordance with the original schedule, subject to any applicable performance conditions and compliance with certain covenants.
Grants of Plan-Based Awards in Fiscal Year 2025

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jay C. Horgen ...........	—		—	5,519,400	6,525,000	—	—	—	—	—
	3/5/2025	(2)	—	—	—	—	—	—	13,527	2,241,750
	3/5/2025	(3)	—	—	—	—	40,582	81,164	—	6,725,250
Dava E. Ritchea ...........	—		—	1,425,000	4,300,000	—	—	—	—	—
	3/5/2025	(2)	—	—	—	—	—	—	2,405	398,500
	3/5/2025	(3)	—	—	—	—	7,214	14,428	—	1,195,500
Kavita Padiyar ...........	—		—	1,000,000	4,300,000	—	—	—	—	—
	3/5/2025	(2)	—	—	—	—	—	—	1,293	214,250
	3/5/2025	(3)	—	—	—	—	3,879	7,758	—	642,750
	3/5/2025	(4)	—	—	—	—	9,051	18,102	—	1,500,000
Thomas M. Wojcik .............	—		—	3,682,000	4,300,000	—	—	—	—	—
	3/5/2025	(2)	—	—	—	—	—	—	5,900	977,750
	3/5/2025	(3)	—	—	—	—	17,700	35,400	—	2,933,250
	6/3/2025	(5)	—	—	—	—	27,725	55,450	—	5,000,000
Rizwan M. Jamal ..............	3/5/2025	(2)	—	—	—	—	—	—	10,560	1,750,000

(1)Represents the range of performance-based cash bonus opportunities for performance year 2025. The amounts presented above are calculated using the Performance Assessment scorecard and framework, applying a pre-established tiered formula allocating between cash bonus and long-term equity awards, subject to payout caps, to the overall Target Total Payout, which is set based on peer benchmarking, and the maximum possible Annual Incentive Compensation amount; both amounts are inclusive of all cash and equity compensation. The amounts reported in the (i) “Target” sub-column reflect the application of an assumed Performance Assessment score of 100% and (ii) “Maximum” sub-
column reflect the application of individual payout caps. Actual amounts earned for performance in 2025 are included in the “Non-Equity
Incentive Plan Compensation” column of the Summary Compensation Table above. AMG’s Annual Incentive Compensation determination process is more fully described in the “Compensation Discussion and Analysis” section of this Proxy Statement. For Mr. Wojcik, the
Compensation Committee determined that Mr. Wojcik would be paid his 2025 performance-based cash bonus so long as he signed, and did not revoke, a general release of claims in favor of the Company in connection with his termination of employment. Mr. Jamal did not receive a performance-based cash bonus for performance year 2025.
(2)Represents 2024 Long-Term Deferred Equity Awards granted in March 2025 under the 2020 Stock Plan in recognition of performance in 2024, vesting in four equal installments on March 5, 2026, 2027, 2028, and 2029, subject to continued employment through each vesting date (with certain limited exceptions in the case of death, disability, Retirement, or certain terminations of employment in connection with a change in control. To be eligible for “Retirement,” the named executive officer must (a) have completed at least 120 months (10 years) of service, provided that if the individual has reached the age of 60 years, such service requirement shall be reduced to 96 months (8 years) of service, and (b)
have a number of completed months of service plus age in months that, when summed, equals at least 780 months (65 years). Upon
Retirement, qualifying awards continue to vest post-termination in accordance with the original schedule, subject to any applicable performance conditions and compliance with certain covenants). The grant date fair value has been computed in accordance with FASB ASC Topic 718. All of Mr. Wojcik’s outstanding unvested equity awards (including portions of the equity award discussed herein) that remained unvested as of Mr.
Wojcik’s termination on March 6, 2026 were canceled and terminated on that date in connection with the termination of Mr. Wojcik’s employment. Mr. Jamal was eligible for Retirement, and therefore qualifying awards (including the equity award discussed herein) have continued to vest post-termination in accordance with the original schedule, subject to any applicable performance conditions and compliance with certain covenants.
(3)Represents 2024 Long-Term Performance Achievement Awards granted in March 2025 under the 2020 Stock Plan in recognition of performance in 2024, vesting in full on March 5, 2029, subject to continued employment through the vesting date (with certain limited exceptions in the case of death, disability, Retirement, certain terminations of employment in connection with a change in control, or terminations of employment other than for cause or by the employee for good reason). As further described in the Summary Compensation
Table above, the number of shares of common stock of the Company underlying each 2024 Long-Term Performance Achievement Award that may be issued and distributed for each restricted stock unit is based on the Company’s level of achievement measured against pre-established performance targets measuring the Company’s Average ROE and Cumulative EEPS over a four-year measurement period ending on
December 31, 2028. The grant date fair value has been computed in accordance with FASB ASC Topic 718, and assumes that the midpoint level of Average ROE will be achieved, and that the minimum Cumulative EEPS will not be achieved. All of Mr. Wojcik’s outstanding unvested equity awards (including the entire award discussed herein) that remained unvested as of Mr. Wojcik’s termination on March 6, 2026 were canceled and terminated on that date in connection with the termination of Mr. Wojcik’s employment.
(4)Represents the March 2025 Long-Term Performance Achievement Award granted in March 2025 under the 2020 Stock Plan, vesting in full on
March 5, 2030, subject to continued employment through the vesting date (with certain limited exceptions in the case of death, disability, certain terminations of employment in connection with a change in control, or terminations of employment other than for cause or by the employee for good reason). As further described in the Summary Compensation Table above, the number of shares of common stock of the Company underlying the March 2025 Long-Term Performance Achievement Award that may be issued and distributed for each restricted stock unit is based on the Company’s level of achievement measured against pre-established performance targets measuring the Company’s Average ROE and Cumulative EEPS over a five-year measurement period ending on December 31, 2029. The grant date fair value has been computed in accordance with FASB ASC Topic 718, and assumes that the midpoint level of Average ROE will be achieved, and that the minimum
Cumulative EEPS will not be achieved.
(5)Represents the one-time award of restricted stock units granted to Mr. Wojcik in June 2025 under the 2020 Stock Plan, with a grant date fair value (computed in accordance with FASB ASC Topic 718) of $5,000,000, vesting in March 2030 and fully subject to performance-based conditions, in connection with Mr. Wojcik’s appointment as President. All of Mr. Wojcik’s outstanding unvested equity awards (including the entire award discussed herein) that remained unvested as of Mr. Wojcik’s termination on March 6, 2026 were canceled and terminated on that date in connection with the termination of Mr. Wojcik's employment.
Outstanding Equity Awards at 2025 Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(2)	Market or Payout Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares of Stock That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares of Stock That Have Not Vested ($)
Jay C. Horgen ............	75,000	—	74.49	8/15/2026	67,714	19,520,592	82,314	23,729,480
Dava E. Ritchea .........	—	—	—	—	2,405	693,313	29,474	8,496,765
Kavita Padiyar ............	1,354	—	73.81	3/3/2027	7,384	2,128,660	14,387	4,147,484
Thomas M. Wojcik(4) .	1,342	—	74.49	8/15/2026	27,437	7,909,538	62,083	17,897,287
Rizwan M. Jamal(5) ....	—	—	—	—	33,260	9,588,193	16,733	4,823,789

(1)Represents (i) Alignment Options pursuant to the Long-Term Equity Alignment Awards granted in August 2019 under the Company’s 2011
Stock Option and Incentive Plan (the “2011 Plan”), which vested on August 15, 2024, with respect to Mr. Horgen and Mr. Wojcik, and (ii)
options granted under the 2011 Plan in March 2020, which vested on March 3, 2025, with respect to Ms. Padiyar.
(2)Represents the following awards of restricted stock units: (A) for each named executive officer, 2024 Long-Term Deferred Equity Awards granted under the 2020 Stock Plan in March 2025, vesting in four equal installments on March 5, 2026, 2027, 2028, and 2029; and (B) for
each named executive officer other than Ms. Ritchea, (ii) 2023 Long-Term Deferred Equity Awards granted under the 2020 Stock Plan in
March 2024, vesting in four equal installments on March 5, 2025, 2026, 2027, and 2028, (iii) 2022 Long-Term Deferred Equity Awards
granted under the 2020 Stock Plan in March 2023, vesting in four equal installments on March 5, 2024, 2025, 2026, and 2027, (iv) 2021
Long-Term Deferred Equity Awards granted under the 2020 Stock Plan in March 2022, vesting in four equal installments on March 5, 2023,
2024, 2025, and 2026, and (v) 2022 Long-Term Performance Achievement Awards (three-year cliff vesting) granted under the 2020 Stock
Plan in March 2023, vesting in full on March 5, 2026, with the portion of such awards eligible to vest determined based on the Company’s
Average ROE during the three-year measurement period ending on December 31, 2025, measured against pre-established performance targets. See the Summary Compensation Table for additional details, including relevant performance conditions for the 2022 Long-Term
Performance Achievement Awards (three-year cliff vesting). The number and market value of shares of stock that have not yet vested underlying the 2022 Long-Term Performance Achievement Awards (three-year cliff vesting) presented above reflects the Company’s actual level of performance achieved relative to the pre-established targets. For each of these awards, vesting is subject to continued employment through each vesting date (with certain limited exceptions in the case of death, disability, Retirement, certain terminations of employment in connection with a change in control, and in the case of the 2022 Long-Term Performance Achievement Awards (three-year cliff vesting), terminations of employment other than for cause or by the employee for good reason). These awards participate in cash dividends declared by the Company, the payment of which is deferred until delivery of the shares and is forfeited if the requisite service period or any performance conditions are not satisfied.
(3)Represents the following awards of restricted stock units: (A) for each named executive officer other than Mr. Jamal, 2024 Long-Term
Performance Achievement Awards granted under the 2020 Stock Plan in March 2025, vesting in full on March 5, 2029, with the portion of such awards eligible to vest determined based on the Company’s Average ROE and Cumulative EEPS during the four-year measurement period ending on December 31, 2028, measured against pre-established performance targets; (B) for each named executive officer other than Ms. Ritchea, 2023 Long-Term Performance Achievement Awards granted under the 2020 Stock Plan in March 2024, vesting in full on
March 5, 2027, with the portion of such awards eligible to vest determined based on the Company’s Average ROE during the three-year measurement period ending on December 31, 2026, measured against pre-established performance targets; (C) for each named executive officer other than Mses. Ritchea and Padiyar, 2022 Long-Term Performance Achievement Awards (five-year cliff vesting) granted under the
2020 Stock Plan in March 2023, vesting in full on March 5, 2028, with the portion of such awards eligible to vest determined based on the
Company’s Average ROE during the five-year measurement period ending on December 31, 2027, measured against pre-established performance targets; (D) for Ms. Ritchea, (x) the May 2024 Long-Term Performance Achievement Award (three-year cliff vesting) granted under the 2020 Stock Plan in May 2024, vesting in full on March 5, 2027, with the portion of such award eligible to vest determined based on the Company’s Average ROE during the three-year measurement period ending on December 31, 2026, measured against pre-established performance targets, and (y) the May 2024 Long-Term Performance Achievement Award (five-year cliff vesting) granted under the 2020
Stock Plan in May 2024, vesting in full on March 5, 2029, with the portion of such award eligible to vest determined based on the Company’s
Average ROE during the five-year measurement period ending on December 31, 2028, measured against pre-established performance targets; (E) for Ms. Padiyar, the March 2025 Long-Term Performance Achievement Award granted under the 2020 Stock Plan in March 2025, vesting in full on March 5, 2030, with the portion of such award eligible to vest determined based on the Company’s Average ROE and
Cumulative EEPS during the five-year measurement period ending on December 31, 2029, measured against pre-established performance targets; and (F) for Mr. Wojcik, the one-time award of restricted stock units granted in June 2025 under the 2020 Stock Plan, vesting in
March 2030 and fully subject to performance-based conditions. As of December 31, 2025, the achievement of the relative performance targets for these awards had not yet been determined. For each of these awards, vesting is subject to continued employment through each vesting date (with certain limited exceptions in the case of death, disability, certain terminations of employment in connection with a change in control, or terminations of employment other than for cause or by the employee for good reason, and in the case of the 2024 Long-Term
Performance Achievement Awards, the 2023 Long-Term Performance Achievement Awards, and the 2022 Long-Term Performance
Achievement Awards (five-year cliff vesting), Retirement). Each of these awards participates in cash dividends declared by the Company, the payment of which is deferred until delivery of the shares and is forfeited if the requisite service period or any performance conditions are not satisfied. See the Summary Compensation Table for additional details regarding these awards and relevant performance conditions. For purposes of calculating the number and market value of unearned shares of stock that have not yet vested in the above table, consistent with the grant date fair value determinations, the calculations assume that the midpoint performance level is achieved for each of these awards and, as applicable, that the minimum Cumulative EEPS will not be achieved.
(4)All of Mr. Wojcik’s outstanding unvested equity awards (including the entire one-time award of restricted stock units granted in June 2025 and portions of the other equity awards discussed above in footnotes (2) and (3)) that remained unvested as of Mr. Wojcik’s termination on
March 6, 2026, were canceled and terminated on that date in connection with the termination of Mr. Wojcik’s employment.
(5)As Mr. Jamal was eligible for Retirement, qualifying awards (including the awards described above in footnotes (2) and (3)) have continued
to vest post-termination in accordance with the original schedule, subject to any applicable performance conditions and compliance with certain covenants.
Option Exercises and Stock Vested in Fiscal Year 2025

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Jay C. Horgen ...................................................................................	225,000	31,869,000	64,944	10,762,520
Dava E. Ritchea ................................................................................	—	—	—	—
Kavita Padiyar ...................................................................................	72,731	10,087,673	5,488	909,471
Thomas M. Wojcik ............................................................................	169,303	26,529,780	27,842	4,613,976
Rizwan M. Jamal ...............................................................................	—	—	37,909	6,282,279

(1)Reflects the aggregate value realized upon the exercise of options in 2025. The exercise prices of the options were (i) $74.49, with respect to Mr. Horgen and Mr. Wojcik, and (ii) $73.81, with respect to Ms. Padiyar, which was equal to the fair market value of a share of the
Company’s common stock on the applicable dates of grant.
(2)Reflects the portions vested in 2025 of the following awards of restricted stock units: (i) 2023 Long-Term Deferred Equity Awards granted in
March 2024 under the 2020 Stock Plan, (ii) 2022 Long-Term Deferred Equity Awards granted in March 2023 under the 2020 Stock Plan, (iii)
2021 Long-Term Deferred Equity Awards granted in March 2022 under the 2020 Stock Plan, (iv) 2021 Long-Term Performance Achievement
Awards granted in March 2022 under the 2020 Stock Plan (150% of such awards, reflecting the maximum level of performance achieved relative to the targets), and (v) 2020 Long-Term Deferred Equity Awards granted in March 2021 under the 2020 Stock Plan.
(3)Represents the value of the portions vested in 2025 of each of the awards listed in footnote (2) above, determined as of the date of vesting.

Pay Versus Performance Table

Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”) ($)(1)	Compensation Actually Paid to PEO ($)(2)		Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“Other NEOs”) ($)(3)	Average Compensation Actually Paid to Other NEOs ($)(2)		Value of Initial Fixed $100 Investment Based On:		Net Income ($mm)	Company- Selected Measure: EEPS ($)(5)
							TSR (Calculated per Item 201(e) of Reg S-K) ($)	Peer Group TSR (Calculated per Item 201(e) of Reg S-K) ($)(4)
2025	16,311,950	56,032,285	(6)	6,044,213	17,409,619	(6)	284	155	904.0	26.05
2024	13,030,846	33,455,326	(6)	4,683,779	12,622,004	(6)	182	144	740.6	21.36
2023	14,617,823	4,737,760		5,667,535	11,365		149	126	906.1	19.48
2022	13,743,212	12,828,824		5,648,688	5,767,013		156	108	1,388.1	20.02
2021	9,063,156	50,596,284	(6)	3,960,965	20,158,091	(6)	162	125	890.1	18.05

(1)For each of 2025, 2024, and 2023, represents the total compensation as reported in the Summary Compensation Table included in this
Proxy Statement for Mr. Horgen, the Company’s President and Chief Executive Officer. For 2022 and 2021, represents the total compensation as reported in the Summary Compensation Table for Mr. Horgen in the Company’s definitive proxy statement for its 2024
Annual Meeting of Stockholders.
(2)“Compensation Actually Paid” represents a calculation of compensation under SEC rules that differs significantly from the Summary
Compensation Table presentation of compensation, as well as from the way in which the Compensation Committee views annual compensation decisions, as discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement. The figures reported in this column do not reflect the actual amount of compensation earned by or paid to Mr. Horgen and the Other NEOs during the applicable calendar year or for the applicable performance year. To calculate “Compensation Actually Paid to PEO” and “Average Compensation
Actually Paid to Other NEOs,” the below adjustments were made to total compensation as reported in the Summary Compensation Table.
The adjustments were calculated according to the prescribed method determined by the SEC for the calculation of Compensation Actually
Paid for the periods presented. For equity awards with performance-based vesting conditions, fair value as of the applicable year-end is based on the probable outcome of such conditions as of year-end. There were no other assumptions made in the valuation of equity awards that differ materially from those disclosed at the time of grant.

Year		Summary Compensation Table Total ($)	Less Reported Value of Equity Awards for the Covered Year ($)	Plus Year-End Fair Value of Outstanding Unvested Equity Awards Granted in the Covered Year ($)	Change in Fair Value as of Year-End of Outstanding Unvested Equity Awards Granted in Prior Years ($)	Change in Fair Value as of Year-End of Equity Awards Granted in Prior Years that Vested in the Covered Year ($)	Plus Vesting Date Fair Value of Equity Awards Granted in the Covered Year and that Vested in the Same Year ($)	Deduct Fair Value as of Prior Year- End of Equity Awards that Failed to Meet Applicable Vesting Conditions During the Covered Year ($)	Add Fair Value of Dividends or Other Earnings Paid on Stock or Option Awards that are not Otherwise Included ($)	Compensation Actually Paid ($)
PEO
2025	(6)	16,311,950	(8,967,000)	23,787,712	19,575,501	5,316,325	—	—	7,796	56,032,285
2024	(6)	13,030,846	(6,226,000)	7,260,144	13,055,634	6,328,306	—	—	6,396	33,455,326
2023		14,617,823	(8,990,000)	8,467,709	(8,306,040)	(1,058,423)	—	—	6,691	4,737,760
2022		13,743,212	(6,925,000)	10,277,354	(1,822,612)	(2,453,065)	—	—	8,934	12,828,824
2021	(6)	9,063,156	(3,500,000)	4,753,187	34,957,185	5,421,436	—	(108,850)	10,168	50,596,284
Other NEOs
2025	(6)	6,044,213	(3,653,000)	9,486,286	3,552,648	1,977,076	—	—	2,396	17,409,619
2024	(6)	4,683,779	(2,288,875)	2,677,827	4,464,765	3,082,756	—	—	1,753	12,622,004
2023		5,667,535	(3,010,000)	2,835,239	(5,308,086)	(176,064)	—	—	2,741	11,365
2022		5,648,688	(2,712,500)	4,025,548	(717,625)	(479,865)	—	—	2,767	5,767,013
2021	(6)	3,960,965	(1,718,750)	2,334,109	13,800,674	1,793,895	—	(15,387)	2,586	20,158,091
(3)For 2025 and 2024, represents the average total compensation as reported in the Summary Compensation Table for Ms. Ritchea, Ms.
Padiyar, Mr. Wojcik, and Mr. Jamal. For 2023, represents the average total compensation as reported in the Summary Compensation Table for Mr. Wojcik, Mr. Jamal, and John R. Erickson, Co-Head of Affiliate Engagement. For each of 2022 and 2021, represents the average total compensation as reported in the Summary Compensation Table for Mr. Wojcik, Mr. Jamal, Mr. Erickson, and David M. Billings, former
General Counsel and Secretary.
(4)Reflects the TSR of the S&P MidCap 400 index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K included in our 2025 Annual Report on Form 10-K.

(5)Economic earnings per share, or EEPS, is a non-GAAP financial measure. Additional information on non-GAAP financial performance measures, including reconciliations to the most directly comparable GAAP measure, can be found in AMG’s 2025 Annual Report on Form
10-K (or, with respect to amounts above for 2022 and 2021, AMG's Annual Report on Form 10-K for the fiscal year ended December 31,
2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, respectively) under “Supplemental Financial Performance
Measures.”
(6)For 2025, 2024 and 2021, “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Other NEOs” reflect the strong appreciation of AMG’s stock price during such years, and the consequent increase in value of outstanding awards, driven by the value of the one-time special Long-Term Equity Alignment Awards granted in 2019.

Tabular List of Financial Performance Measures(1)
EEPS
Annual Adjusted EBITDA
Absolute TSR
Relative TSR

(1)See the “Compensation Discussion and Analysis – Summary of Performance Assessment Target Descriptions and Rationale, and 2025
Target Setting Process” section of this Proxy Statement for more information about the above measures.

Relationship Between Compensation Actually Paid (“CAP”) and Performance Measures
The following exhibits reflect the relationship between “Compensation Actually Paid to PEO” and “Average Compensation
Actually Paid to Other NEOs” and the performance measures shown in the above Pay Versus Performance Table during the five most recently-completed fiscal years:

CAP vs. Company and Peer Group TSR

CAP vs. Net Income

CAP vs. EEPS

Pay Ratio
SEC rules permit identification of our median employee once every three years, provided there has been no material change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. Accordingly, we have calculated our pay ratio disclosure based on our median employee identified as of December 31,
2024. We selected such median employee by analyzing the compensation of each of our employees who were employed by the
Company as of December 31, 2024, excluding our President and Chief Executive Officer, with each employee’s compensation calculated by reference to their fixed cash compensation for the year ended December 31, 2024, derived from payroll and other
Company records. We did not make any cost of living or other adjustments to these amounts, and did not exclude non-U.S.
employees. We annualized total compensation for full-time employees that joined the Company during 2024 or had an unpaid leave of absence during the year. For purposes of this analysis, we included all full- and part-time employees at the Company and at subsidiaries of the Company where we control the compensation determinations for the subsidiary’s employees.
The total annual compensation of our President and Chief Executive Officer for 2025, as reported in the “Total” column of the
Summary Compensation Table, was $16,311,950. The total annual compensation of our median employee for 2025, calculated on the same basis as the Summary Compensation Table, was $212,241. The ratio of our Chief Executive Officer’s total annual compensation for 2025 to our median employee’s total annual compensation for 2025 was 77 to 1.
We believe executive pay should be internally consistent and equitable to motivate our employees to create shareholder value.
We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our other employees receive.
Director Compensation
Equity grant determinations for independent directors are made consistent with the Compensation Committee’s philosophy that compensation should be directly linked to shareholder value creation. Multiple directors have elected to defer cash service fees, with such deferred amounts credited to an AMG stock tracking fund and delivered in shares of AMG common stock.
As part of our director compensation program design, our Compensation Consultant regularly provides a review of director compensation in the broad peer universe and in our Peer Group. This analysis includes data on total compensation for directors at such peer companies, as well as on the individual components of that compensation, such as annual retainers, meeting fees, and equity awards. Our Compensation Consultant also provides comparative data from time to time on compensation by board position
(such as committee chairs, board chairs, and lead directors) at such companies, and on trends in director compensation. In determining compensation levels for the Company’s independent directors for 2025, the Compensation Committee deemed it appropriate to align overall compensation with directors at companies within our Peer Group, with equity compensation linked to shareholder value proportionately higher on a relative basis, which is reflected in the compensation paid in 2025. Further, consistent with current best practices, our 2020 Stock Plan sets a cap on equity awards granted to any independent director in any calendar year of a maximum total grant date fair value of $500,000.
The table below sets forth the current annual compensation levels for AMG’s independent directors. The Chair of each committee receives the annual Chair fee in lieu of the committee fee. Directors do not receive additional fees for attending meetings. All equity awards are granted in accordance with the terms of the Company’s equity grant policy, and vesting of the awards is deferred over a one-year period.

Annual Compensation for Independent Directors

Board of Directors
Annual Equity Awards – Restricted Stock Units	$200,000
Board Chair Annual Fee – Restricted Stock Units	100,000
Base Annual Fee – Cash	100,000

Committee Fees — Cash
Audit Committee Membership Annual Fee	$20,000
Audit Committee Chair Annual Fee	35,000
Compensation Committee Membership Annual Fee	17,000
Compensation Committee Chair Annual Fee	20,000
Nominating and Governance Committee Membership Annual Fee	17,000
Nominating and Governance Committee Chair Annual Fee	20,000

Director Compensation in Fiscal Year 2025
The following table sets forth information regarding the compensation earned by the Company’s independent directors in 2025.
For compensation information with respect to Mr. Horgen and his services as the Company’s President and Chief Executive Officer,
please see the Summary Compensation Table and other accompanying compensation tables. Mr. Horgen receives no additional compensation for his services as a director. In addition, G. Staley Cates was appointed to our Board of Directors effective as of
April 1, 2026, and, therefore, did not receive any compensation for service as a director in 2025 and is not included in the table below.

Current Directors	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Marcy Engel ........................................................................................	25,272	51,055	—	—	76,327
Annette Franqui ..................................................................................	123,958	200,250	—	2,500	326,708
Félix V. Matos Rodríguez ..................................................................	135,125	200,250	—	—	335,375
Tracy P. Palandjian .............................................................................	137,000	200,250	—	10,000	347,250
David C. Ryan(5) ..................................................................................	135,583	200,250	—	10,000	345,833
Loren M. Starr .....................................................................................	142,125	250,408	—	10,000	402,533

Former Directors
Karen L. Alvingham(5) .........................................................................	117,000	200,250	—	10,000	327,250
Dwight D. Churchill(5) .........................................................................	98,125	242,097	—	10,000	350,222
Reuben Jeffery III(5) ............................................................................	68,500	—	—	—	68,500

(1)Represents annual Board and Committee fees earned by independent directors in fiscal year 2025. Amounts shown in the table are not reduced to reflect each of Lady Alvingham’s, Mr. Ryan’s, and Mr. Starr’s election to defer receipt of such director’s cash service fees under the Deferred Compensation Plan. Under the Deferred Compensation Plan, an independent director may elect to defer all or part of the cash we would otherwise pay such director, with such deferred amounts credited to an AMG stock tracking fund and delivered in shares of the
Company’s common stock. All amounts deferred under the Deferred Compensation Plan are only distributable upon termination of the director’s Board service. Mr. Churchill and Mr. Jeffery retired from the Board of Directors in September 2025 and January 2025, respectively, and their annual Board and Committee fees reflect partial service during the year. Ms. Engel was appointed to the Board of Directors in
September 2025, and her annual Board fees were prorated accordingly.
(2)Represents the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of restricted stock unit awards granted to independent directors in 2025. On February 6, 2025 and July 31, 2025, the Company granted restricted stock unit awards with grant date fair values of $100,142 and $100,108, respectively, to each independent director then serving on the Board of Directors. Ms. Engel received a restricted stock unit award on November 3, 2025 with a grant date fair value of $51,055, which was prorated for her service in 2025. On
February 6, 2025, the Company also granted Mr. Churchill, who served as Board Chair in 2025, additional restricted stock unit awards with a grant date fair value of $41,847, representing the annual Board Chair fee, prorated for his service as Board Chair beginning in January 2025.
On July 31, 2025, the Company also granted Mr. Starr an additional restricted stock unit award with a grant date fair value of $50,159, representing the annual Board Chair fee, prorated for his service as Board Chair beginning in July 2025. Restricted stock unit awards granted in 2025 (except for Ms. Engel’s November 2025 award, which vests in full on March 5, 2027) vest in full over a one-year period ending on March 5, 2026 and August 15, 2026, respectively, subject to continued service through the vesting date (with certain limited exceptions in the case of death, disability, or certain terminations, including retirement). The number of restricted stock units subject to each award is determined based on the fair market value of the Company’s common stock on the applicable grant date, with each stock unit representing the right to receive one share of the Company’s common stock. Restricted stock unit awards participate in cash dividends declared by the Company, the payment of which is deferred until delivery of the shares and is forfeited if the requisite service period is not satisfied. As of December 31, 2025, the aggregate unvested portion of restricted stock units (measured in shares of common stock) held by the independent directors then serving on the Board of Directors was as follows: Lady Alvingham: 4,576; Ms. Engel: 199; Ms. Franqui:
1,025; Dr. Matos Rodríguez: 2,039; Ms. Palandjian: 2,837; Mr. Ryan: 4,717; Mr. Starr: 3,014. Following Lady Alvingham’s and Mr. Churchill’s
retirements from the Board of Directors in April 2026 and September 2025, respectively, in accordance with the terms of the respective award agreements, each of their unvested restricted stock units granted in 2025 qualified for retirement treatment and has vested or will continue to vest, as applicable.
(3)No stock option awards were granted to independent directors in 2025. As of December 31, 2025, the number of shares of common stock subject to stock options held by each of the independent directors then serving on the Board of Directors was as follows: Lady Alvingham:
1,195; Dr. Matos Rodríguez: 1,195; Ms. Palandjian: 6,392; Mr. Ryan: 559; Ms. Engel, Ms. Franqui, Mr. Starr: 0.
(4)Represents matching contributions to eligible non-profit organizations under the AMG gift-matching program that covers non-employee directors, as well as Company employees.
(5)Effective as of the completion of Mr. Ryan’s full elected term on our Board of Directors following the Annual Meeting, the Compensation
Committee has approved the acceleration of all of Mr. Ryan’s outstanding and unvested restricted stock unit awards granted prior to fiscal year 2024, to the extent outstanding on, and outstanding for at least one year as of, the Annual Meeting. Effective as of Lady Alvingham’s,
Mr. Churchill’s, and Mr. Jeffery’s retirements from the Board of Directors in April 2026, September 2025, and January 2025, respectively, consistent with the Compensation Committee’s intent for unvested equity awards of a retiring director granted prior to the Compensation

Committee’s revisions to the director compensation program in January 2024 (i.e., providing for one-year vesting of equity awards), the
Compensation Committee approved the acceleration of all of Lady Alvingham’s, Mr. Churchill’s, and Mr. Jeffery’s outstanding and unvested restricted stock unit awards and stock options granted prior to 2024 (other than those that accelerated automatically pursuant to the terms of such awards, as applicable), and extended the exercise period for their outstanding stock options until the earlier of the second anniversary of the dates of their respective retirements and the remaining term of the awards, as applicable. In addition to the amounts listed in the table, the total aggregate incremental fair value (computed in accordance with FASB ASC Topic 718) associated with the extended exercise period of stock options held by Mr. Churchill and Mr. Jeffery was $46,231 and $29,129, respectively.
Severance and Potential Termination and Change in Control Compensation and Benefits
We do not have individual change in control agreements with any named executive officer or director, and possible changes in control are addressed through the acceleration of vesting of equity in specific circumstances. Upon the participant’s death or disability, or a change in control of the Company, outstanding equity awards vesting pursuant to the Company’s incentive plans would be accelerated for our named executive officers, as well as for our employees, provided that in the event of a change in control there was also a termination of employment without cause or for good reason (i.e., a “double trigger”). In the event of the participant’s death or disability, or a change in control (assuming that the double trigger has been met), as of 2025 year-end, awards held by our current named executive officers would have accelerated as set forth below. Additionally, upon a participant’s
Retirement, provided the participant meets applicable criteria, the participant’s qualifying awards would continue to vest post-
termination in accordance with the original schedule, and qualifying stock option awards would remain exercisable until the earlier of two years following exercisability or the original expiration date, in each case, subject to any applicable performance conditions and compliance with certain covenants. Further, in the event of the participant’s termination of employment other than for cause or by the participant for good reason, the participant’s non-retirement eligible, qualifying cliff-vesting performance-based awards would be accelerated on a pro rata basis, subject to one-year minimum service during the vesting period.
The market value amounts in the table have been calculated using a share price of $288.28, which was the closing price of our common stock as of the last business day of 2025. No amount would have been payable as of 2025 year-end with respect to the
2022 Long-Term Performance Achievement Awards (three-year cliff vesting), the 2022 Long-Term Performance Achievement
Awards (five-year cliff vesting), the 2023 Long-Term Performance Achievement Awards, the May 2024 Long-Term Performance
Achievement Award (three-year cliff vesting), the May 2024 Long-Term Performance Achievement Award (five-year cliff vesting), the 2024 Long-Term Performance Achievement Awards, the March 2025 Long-Term Performance Achievement Award, or the one-
time award of restricted stock units granted to Mr. Wojcik in June 2025, because such awards remained subject to performance-
based vesting conditions as of such date.

Named Executive Officer	Accelerated Distribution under Incentive Plans Shares (#) / Market Value ($)
Jay C. Horgen ..........................................................................................................................................	40,454 / 11,662,079
Dava E. Ritchea .......................................................................................................................................	2,405 / 693,313
Kavita Padiyar ..........................................................................................................................................	4,958 / 1,429,292
Thomas M. Wojcik ...................................................................................................................................	16,818 / 4,848,293
Rizwan M. Jamal .....................................................................................................................................	22,529 / 6,494,660
We do not have employment agreements with any of our named executive officers. Each named executive officer is subject to restrictive covenants that prohibit them from competing with the Company or working for a competing business, and from soliciting certain of our employees, for up to two years following such officer’s separation from the Company. Furthermore, each named executive officer is subject to restrictive covenants that prohibit them, for one year following such officer’s separation from the
Company, from soliciting persons or entities that were clients at the time of or in the two years immediately prior to their separation, or that were prospective clients in the year immediately prior to their separation.
As further discussed in the “Compensation Discussion and Analysis – Discussion of Former President & Chief Operating
Officer Compensation Determination Process and Results” section of this Proxy Statement, pursuant to the Separation Agreement,
Mr. Wojcik received $4.3 million in short-term cash bonus compensation in respect of performance year 2025. Additionally, the
Separation Agreement, which includes provisions addressing non-competition, non-solicitation, confidentiality, and related matters, provides for certain supplemental payments to Mr. Wojcik in 2026 totaling an additional $725,000, and that he is eligible to receive an additional one-time cash payment of $11,050,000 which is expected to be paid in the first quarter of 2027, subject to Mr.
Wojcik’s satisfactory fulfillment of ongoing obligations to the Company (including with respect to engagement in competitive activity). Mr. Wojcik will not otherwise receive any long-term or short-term incentive compensation for performance years 2025 or
2026, and as of his termination date (March 6, 2026), all of his then-outstanding unvested equity awards (71,629 shares of the
Company’s common stock, representing target-level achievement for awards subject to performance conditions) were canceled and terminated.

Equity Compensation Plan Information
The following table sets forth information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2025:

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1) .........	223,246	$88.52	2,687,721
Equity compensation plans not approved by stockholders(2) ..	—	—	1,337
Total ..................................................................................................	223,246	$88.52	2,689,058

(1)Consists of the 2020 Stock Plan, the 2013 Stock Plan, and the Amended and Restated 1997 Stock Option and Incentive Plan. Equity awards granted under the 2020 Stock Plan during 2025 represent less than 1% of the shares of our common stock outstanding at the time of stockholder approval of the 2020 Plan (assuming achievement of performance hurdles at target levels). Unvested options are reflected at target payout levels.
(2)Consists of the Amended and Restated 2002 Stock Option and Incentive Plan. The shares available for issuance under this plan may be issued pursuant to stock option awards, deferred stock awards, restricted stock awards, unrestricted stock awards, restricted stock unit awards, performance share awards, or dividend equivalent rights.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act, we are again providing for a non-binding, advisory vote for stockholders to approve the compensation of our named executive officers, as disclosed in this Proxy Statement, pursuant to Item 402 of Regulation S-K.
While this vote is advisory and not binding on the Company, the Board of Directors and the Compensation Committee value the views of our stockholders, and will continue to consider, among other factors, the outcome of the vote when making future compensation decisions for our named executive officers.
In considering your vote on the compensation of our named executive officers, please review the “Compensation Discussion and Analysis” section of this Proxy Statement. The Compensation Discussion and Analysis describes the Company’s executive compensation program and the decisions that the Compensation Committee made with respect to the compensation of our named executive officers.
Our executive compensation program is designed to enable the Company to attract, motivate, and retain key persons while, at the same time, creating a close relationship between performance and compensation. The Company regularly reviews its compensation program and the overall compensation package paid to each of its named executive officers, including through the engagement of an independent compensation consultant, to assess risk and to ensure that the program is structured appropriately in order to achieve the Company’s strategic goals.
Approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the shares of common stock cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on this proposal.
Recommendation of the Board of Directors
The Board of Directors recommends that the Company’s stockholders vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement, pursuant to Item 402 of Regulation S-K.

PROPOSAL 3: RATIFICATION OF THE
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected PwC as the Company’s independent registered public accounting firm for the current fiscal year, subject to ratification by the Company’s stockholders at the Annual Meeting. PwC has acted as the
Company’s independent registered public accounting firm since the Company’s inception. The Company has been advised by PwC that it is a registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”) and complies with the auditing, quality control, and independence standards and rules of the PCAOB and the SEC. A representative of PwC is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.
Although stockholder ratification of the selection of PwC is not required, the Board of Directors is nevertheless submitting the selection of PwC to the stockholders for ratification. Should the selection not be ratified by the stockholders, the Audit Committee will reconsider the matter. Even in the event the selection of PwC is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of the Company and its stockholders.
Ratification of the selection of PwC as our independent registered public accounting firm for the current fiscal year requires the affirmative vote of a majority of the shares of common stock cast at the Annual Meeting. Abstentions will have no effect on this proposal.
Recommendation of the Board of Directors
The Board of Directors believes that the selection of PwC as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders and, therefore, recommends that the Company’s stockholders vote FOR this proposal.

AUDIT COMMITTEE REPORT
The Audit Committee’s purpose is to assist the Board of Directors in oversight of the Company’s internal controls and financial statements and the audit process. The Board of Directors has determined in its business judgment that all members of the Audit
Committee are “independent,” as is required by the listing standards of the NYSE and under SEC rules.
Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, PwC, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting
Oversight Board (the “PCAOB”).
In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and PwC. The Audit Committee has also discussed with PwC the matters required to be discussed by the applicable standards of the PCAOB, including Auditing Standard No. 1301, “Communications with Audit Committee,” and other applicable laws and regulations. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.
Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in its charter, the Audit Committee (as then constituted) recommended to the Board of
Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December
31, 2025.
The Audit Committee’s role is one of oversight, and members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and PwC. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles or that PwC is in fact “independent.”
The Audit Committee operates pursuant to a charter that was most recently adopted by the Board of Directors in October 2025 and is available on the Company’s website at www.amg.com.
ANNETTE FRANQUI, CHAIR
DAVID C. RYAN
LOREN M. STARR
Members of the Audit Committee as of February 17, 2026, the date of the filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Principal Accountant Fees and Services
The following table sets forth information regarding the fees for professional services rendered by PwC in each of the last two fiscal years:

Type of Fee	Year Ended December 31, 2024	Year Ended December 31, 2025
Audit Fees(1) ...........................................................................................................................................................	$8,562,192	$12,793,014
Audit-Related Fees(2) ............................................................................................................................................	505,056	768,750
Tax Fees(3) .............................................................................................................................................................	4,936,475	6,810,174

(1)Represents fees for the audit of the Company’s consolidated financial statements and reviews of the consolidated financial statements filed with the SEC in Forms 10-K and 10-Q, as well as in connection with audits of the financial statements of certain of the Company’s subsidiaries and consolidated Affiliates.
(2)Represents fees for attest services not required by statute or regulation, benefit plan audits, and accounting consultations.
(3)Represents fees for tax compliance and consulting services for the Company and certain of its subsidiaries and consolidated Affiliates.
In making its determination regarding the independence of PwC, the Audit Committee considered whether the provision of the services covered in the sections entitled “Audit-Related Fees” and “Tax Fees” was compatible with maintaining such independence.
The appointment of the independent registered public accounting firm to audit the Company’s financial statements is approved each year by the Audit Committee. At the beginning of the year, the Audit Committee also evaluates other potential engagements by the Company of the accounting firm and approves or rejects each service considering (among other factors) the possible impact of each non-audit service on the accounting firm’s independence from management. In accordance with its charter, the Audit
Committee pre-approves all auditing services and the terms thereof and any non-audit services provided by the independent registered public accounting firm unless there is an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. The Audit Committee carefully considers the fees that are proposed to be paid in connection with the approval of audit and non-audit services, and then closely monitors the fees incurred in connection with the provision of such services throughout the year. At each meeting, the Audit Committee receives updates from management on the services that have been provided and fees incurred; from time to time, the Audit Committee may also consider and approve the provision of additional services. In the event that a need arises for the approval of additional services between meetings, the services would be considered and provisionally approved by a designated member of the Audit Committee who would present the scope and fees of the services provisionally pre-
approved at the following meeting of the Audit Committee.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS
The following table sets forth information as of April 6, 2026 (unless otherwise noted), regarding the beneficial ownership of common stock by (i) persons or “groups” (as that term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of the common stock of the Company, (ii) named executive officers, (iii) directors and director nominees, and (iv) directors and current executive officers as a group. Except as otherwise indicated, we believe, based on information furnished by such persons, that each person listed below has sole voting and investment power over the shares of common stock shown as beneficially owned, subject to community property laws, where applicable.
In accordance with SEC rules, the number of shares of common stock beneficially owned excludes shares underlying restricted stock unit awards that are currently unvested or unsettled and that will remain so within 60 days of April 6, 2026 (the
“measurement period”). Additional information regarding the restricted stock units held by each named executive officer is included in the footnotes to the Executive Compensation Tables included elsewhere in this Proxy Statement.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of Common Stock(2)
BlackRock, Inc.(3) ...................................................................................................................................	3,241,588	12.2%
The Vanguard Group, Inc.(4) ................................................................................................................	2,723,566	10.3%
Morgan Stanley(5) ..................................................................................................................................	1,983,387	7.5%
Jay C. Horgen(6) .....................................................................................................................................	645,935	2.4%
Dava E. Ritchea .....................................................................................................................................	309	*
Kavita Padiyar(7) .....................................................................................................................................	44,026	*
Thomas M. Wojcik(8) ..............................................................................................................................	160,807	*
Rizwan M. Jamal(9) ................................................................................................................................	204,123	*
G. Staley Cates(10) ................................................................................................................................	9,655	*
Marcy Engel ...........................................................................................................................................	—	—
Annette Franqui .....................................................................................................................................	1,212	*
Félix V. Matos Rodríguez(11) .................................................................................................................	6,564	*
Tracy P. Palandjian(12) ...........................................................................................................................	21,646	*
David C. Ryan(13) ...................................................................................................................................	5,748	*
Loren M. Starr ........................................................................................................................................	1,937	*
Directors and current executive officers as a group (11 persons)(14) ............................................	776,691	2.9%

*Less than 1%
(1)The mailing address for each executive officer and director is c/o Affiliated Managers Group, Inc., 1001 U.S. Highway One North, Jupiter,
Florida 33477. In certain cases, voting and investment power of certain shares may be shared with one or more family members who reside in the individual’s household.
(2)In computing the number of shares of common stock beneficially owned by a person, (i) shares of common stock subject to options held by that person that are currently exercisable or that may become exercisable within the measurement period are deemed outstanding and (ii)
shares of common stock underlying restricted stock units held by that person that are currently unvested or unsettled and that will remain so through the measurement period are not deemed outstanding. For purposes of computing the percentage owned, shares of common stock subject to options that are currently exercisable or that become exercisable within the measurement period are deemed to be outstanding for the holder thereof, but are not for the purpose of computing the ownership percentage of any other person. As of April 6, 2026, a total of
26,554,106 shares of common stock were outstanding.
(3)Information is based on a Schedule 13G/A filed with the SEC on June 7, 2024 by BlackRock, Inc. as of May 31, 2024, reporting beneficial ownership of an aggregate of 3,241,588 shares of common stock, with sole voting power over 3,047,152 of such shares and sole dispositive power over all of such shares (with no shared voting or dispositive power reported). The address of BlackRock, Inc. is listed in such
Schedule 13G/A as 50 Hudson Yards, New York, NY 10001.
(4)Information is based on a Schedule 13G/A filed with the SEC on March 5, 2026 by The Vanguard Group, Inc. (“Vanguard”) as of February
27, 2026, reporting beneficial ownership of an aggregate of 2,723,566 shares of common stock, with shared voting power over 218,781 of such shares, and shared dispositive power over all of such shares (with no sole voting or sole dispositive power reported). The address of
Vanguard is listed in such Schedule 13G/A as 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard subsequently reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by various
Vanguard subsidiaries and/or business divisions. Vanguard also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with Vanguard, will report beneficial ownership separately (on a disaggregated basis).

(5)Information is based on a Schedule 13G/A filed with the SEC on November 7, 2025 by Morgan Stanley and Atlanta Capital Management
Company, LLC as of September 30, 2025, reporting Morgan Stanley’s beneficial ownership of an aggregate of 1,983,387 shares of common stock, with shared voting power over 1,796,796 of such shares, and shared dispositive power over 1,907,109 of such shares (with no sole voting or sole dispositive power reported), and Atlanta Capital Management Company, LLC’s beneficial ownership of an aggregate of
1,778,903 shares of common stock, with shared voting power over 1,608,717 of such shares, and shared dispositive power over 1,707,951 of such shares (with no sole voting or sole dispositive power reported). The securities being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Atlanta Capital Management Company, LLC, a wholly-owned subsidiary of Morgan Stanley. The address of Morgan Stanley is listed in such Schedule 13G/A as 1585 Broadway, New York, NY 10036.
(6)Includes (i) 75,000 shares of common stock subject to options exercisable within the measurement period, (ii) 34,058 shares of common stock indirectly owned and held under irrevocable family trusts over which Mr. Horgen has sole voting and investment power, and (iii)
200,000 shares of common stock indirectly owned and held under a grantor retained annuity trust.
(7)Includes 1,354 shares of common stock subject to options exercisable within the measurement period.
(8)Mr. Wojcik served most recently as our President and Chief Operating Officer until his departure from the Company, effective March 6, 2026.
Beneficial ownership information presented for Mr. Wojcik is as of March 6, 2026. Includes 1,342 shares of common stock subject to options exercisable within the measurement period.
(9)Mr. Jamal stepped down from his role as Head of Affiliate Investments and as an executive officer of the Company in the first quarter of
2025. Mr. Jamal remained with the Company as Managing Director, Affiliate Partnerships until his departure in the second quarter of 2025.
Beneficial ownership information presented for Mr. Jamal is as reported in the Company’s definitive proxy statement for its 2025 Annual
Meeting of Stockholders, filed with the SEC on April 11, 2025. Includes 184,564 shares of common stock indirectly owned and held under family trusts over which Mr. Jamal and his spouse are co-trustees.
(10)Includes 4,750 shares of common stock held by a charitable foundation over which Mr. Cates may be deemed to have shared investment and voting power.
(11)Includes 1,195 shares of common stock subject to options exercisable within the measurement period.
(12)Includes 6,392 shares of common stock subject to options exercisable within the measurement period.
(13)Mr. Ryan is not standing for re-election and his term will expire after the Annual Meeting. Includes (i) 559 shares of common stock subject to options exercisable within the measurement period and (ii) 695 shares of common stock underlying restricted stock units that will accelerate upon Mr. Ryan’s cessation of service on our Board of Directors following the Annual Meeting.
(14)Includes 84,500 shares of common stock subject to options exercisable and 695 shares of common stock underlying restricted stock units vesting within the measurement period.

OTHER MATTERS
Related Person Transactions
AMG’s executive officers and directors may invest from time to time in funds advised by our Affiliates, or receive other investment services provided by our Affiliates, in each case, on substantially the same terms as other participating investors.
Further, certain of our employees invested in a fund managed by a certain Affiliate during the reporting period, through the assignment from the Company to the applicable employee of a portion of the Company’s unfunded required capital commitment obligation, following the approval of the Audit Committee of the Company’s Board of Directors. The investments are on the same general terms available to senior fund professionals and are not subject to a management fee. The participating executive officers and amounts invested (including unfunded commitments) during the reporting period are as follows: Mr. Horgen, $1,000,000; Mr.
Wojcik: $500,000; and Ms. Ritchea, $250,000.
Also, from time to time, we may enter into ordinary course engagements for capital markets, banking, brokerage, and other services with beneficial owners of 5% or more of the Company’s voting securities.
Expenses of Solicitation
The cost of solicitation of proxies will be borne by us. In an effort to have as large a representation of stockholders at the
Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by mail, telephone, or other electronic means by one or more of our employees or by a proxy solicitor. We also may reimburse brokers, banks, nominees, and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to their principals who are beneficial owners of common stock.
The Company has retained Innisfree M&A Incorporated, 501 Madison Avenue, New York, NY 10022, for services in connection with the solicitation of proxies for a fee of $25,000.
Stockholder Proposals
Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the Company’s
2027 Annual Meeting of Stockholders must be received by us at our principal executive offices on or before December 18, 2026 to be eligible for inclusion in the Proxy Statement and form of proxy card to be distributed by the Board of Directors in connection with such meeting.
Any stockholder proposal, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, or notice of stockholder nominees for election to the Board of Directors intended to be presented at the Company’s 2027 Annual Meeting of
Stockholders, must be received in writing at our principal executive offices no earlier than January 27, 2027 nor later than March
13, 2027. Such stockholder proposals and notice of nominations must satisfy the requirements of the Charter and By-laws and must comply with Delaware General Corporation Law, and include the information, representations, and materials required under the By-laws. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide timely notice that sets forth the information required by the By-laws and Exchange Act Rule 14a-19. For more complete information on our advance notice procedures and requirements for stockholder proposals and notice of nominations, please refer to the By-laws.
Householding of Proxy Statement
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability or this Proxy Statement and the
2025 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our Proxy Statement and 2025 Annual Report on Form 10-K to you if you write or call us at the following address or telephone number: Affiliated Managers Group, Inc., 1001 U.S. Highway One North, Jupiter, Florida 33477, Attention: Investor
Relations, (617) 747-3300. If you would like to receive separate copies of these materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Other Matters
The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.
For those stockholders who receive the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the 2025
Annual Report on Form 10-K are available at www.proxyvote.com. In addition, a copy of the 2025 Annual Report on Form 10-K will be provided without charge upon the written request of any stockholder to Affiliated Managers Group, Inc., 1001 U.S. Highway
One North, Jupiter, Florida 33477, Attention: Investor Relations, and may be found on the Company’s website at www.amg.com.
This Proxy Statement references materials and information that are available on our website, including our 2025 Annual Report on
Form 10-K and the “Responsibility” section of our website, which are not incorporated by reference into this Proxy Statement and are not part of the Company’s solicitation materials.
REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE
SUBMIT A PROXY ONLINE, BY TELEPHONE, OR BY RETURNING A COMPLETED, SIGNED AND DATED PROXY CARD OR
VOTING INSTRUCTION FORM.
Forward-Looking Statements
Certain matters discussed in this Proxy Statement, in our other filings with the SEC, in our press releases, and in oral statements made with the approval of an executive officer may constitute “forward-looking statements” within the meaning of the
Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-
historical statements, and may be prefaced with words such as “outlook,” “guidance,” “believes,” “expects,” “potential,”
“preliminary,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “positioned,” “prospects,” “intends,”
“plans,” “estimates,” “pending investments,” “anticipates,” or the negative version of these words or other comparable words. Such statements are subject to certain risks and uncertainties, including, among others, the factors discussed under the caption “Item
1A. Risk Factors” in our 2025 Annual Report on Form 10-K, and from time to time, as applicable, our Quarterly Reports on Form
10-Q. These factors (among others) could affect our financial condition, business activities, results of operations, cash flows, or overall financial performance and cause actual results and business activities to differ materially from historical periods and those presently anticipated and projected. Forward-looking statements speak only as of the date they are made, and we will not undertake and we specifically disclaim any obligation to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we caution readers not to place undue reliance on any such forward-looking statements.
AMG AFFILIATED MANAGERS GROUP, INC. 1001 U.S. HIGHWAY ONE NORTH JUPITER, FL 33477 SCAN TO VIEW MATERIALS & VOTE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Daylight Time on May 26, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you vote by Internet or telephone, you do not need to mail back your proxy card. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Daylight Time on May 26, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC
DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V93293-P42983 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY AFFILIATED MANAGERS GROUP, INC. The Board of Directors recommends you vote FOR the following: 1.  To elect seven directors of the Company to serve until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Nominees: For Against Abstain 1a. G. Staley Cates 1b. Marcy Engel 1c. Annette Franqui 1d. Jay C. Horgen 1e. Felix V. Matos Rodriguez 1f. Tracy P. Palandjian 1g. Loren M. Starr The Board of Directors
recommends you vote FOR the following proposals: 2. To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers. 3. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V93294-P42983 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS AFFILIATED MANAGERS GROUP, INC. MAY 27, 2026, 9:00 A.M. EASTERN DAYLIGHT TIME SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Jay C. Horgen and Kavita Padiyar, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote all of the shares of common stock of Affiliated Managers Group, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders, and at any adjournments or postponements thereof, and hereby grants each of them full power and authority to act on behalf of the undersigned at said meeting and any adjournments or postponements thereof. The Annual Meeting of Stockholders will be held on Wednesday, May 27, 2026, at 9:00 a.m. Eastern Daylight Time, at the Company's office at 600 Hale Street, Prides Crossing, Massachusetts 01965. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and 2025 Annual Report on Form 10-K. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such direction is made on the reverse side of this form, this proxy will be voted "FOR" the election of each of the nominees for director listed in Proposal 1, "FOR" Proposal 2 - To approve, by a non-binding advisory vote, the compensation of the Company's named executive officers, and "FOR" Proposal 3 - To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the current fiscal year. Continued, and to be signed on reverse side